UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
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☐	Soliciting Material pursuant to § 240.14a-12
COINSTAR, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 4, 2009

Dear Coinstar Stockholders:

We are pleased to invite you to the 2009 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will begin at 10:00 a.m. local time on Tuesday, June 2, 2009, at Coinstar’s offices located at 1800 114th Avenue S.E., Bellevue, Washington 98004. Directions and a map to our offices are located on the back of the Proxy Statement.

At the Annual Meeting, you will be asked to:

1.	elect two directors nominated by our Board of Directors;

2.	approve the amendment and restatement of our 1997 Amended and Restated Equity Incentive Plan;

3.	ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm; and

4.	consider any other business properly presented at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

The Board of Directors recommends that you vote FOR the election of the Board-nominated directors, FOR the approval of the amendment and restatement of our 1997 Amended and Restated Equity Incentive Plan, and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. At the Annual Meeting, you will also have the opportunity to hear a review of our business operations during the past year and ask questions.

If you have any questions concerning the Annual Meeting or any matters contained in the Proxy Statement, please contact our Investor Relations Department via telephone at (425) 943-8000 or via email at invest@coinstar.com. You may also contact Georgeson Inc., our proxy solicitor, at (888) 605-7543 for assistance in voting your shares.

We hope you can join us at the Annual Meeting. Regardless of whether you plan to attend, please read the enclosed Proxy Statement, and vote by telephone, by internet, or by marking your vote on the enclosed proxy card, signing and dating the proxy card, and returning it to us in the enclosed envelope. Your vote is important, so please return your proxy card or vote by telephone or by internet promptly.

Sincerely,

Deborah L. Bevier	Paul D. Davis
Chair of the Board of Directors	Chief Executive Officer

COINSTAR, INC.
1800 114th Avenue S.E.
Bellevue, WA 98004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 2, 2009
10:00 A.M. LOCAL TIME
BELLEVUE, WASHINGTON

TO THE STOCKHOLDERS OF COINSTAR, INC.:

On Tuesday, June 2, 2009, we will hold our 2009 Annual Meeting of Stockholders (the “Annual Meeting”) at our offices at 1800 114th Avenue S.E., Bellevue, Washington 98004. The Annual Meeting will begin at 10:00 a.m. local time. Directions and a map to our offices are located on the back of the Proxy Statement, which follows this notice.

At the Annual Meeting, stockholders will be asked to:

1.	elect two directors nominated by our Board of Directors;

2.	approve the amendment and restatement of our 1997 Amended and Restated Equity Incentive Plan;

3.	ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm; and

4.	consider any other business properly presented at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

The Proxy Statement fully describes these items. We have not received notice of other matters that may be properly presented at the Annual Meeting.

You are entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting if you were a stockholder of record at the close of business on Monday, April 13, 2009. At the Annual Meeting and for ten business days prior, a list of stockholders of record entitled to vote will be available for any purpose germane to the Annual Meeting at our principal executive offices, 1800 114th Avenue S.E., Bellevue, Washington 98004. If you would like to view the stockholder list, please call our Investor Relations Department at (425) 943-8000.

Regardless of whether you plan to attend the Annual Meeting, please vote by telephone, by internet, or by completing, dating, signing, and returning the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. A prepaid return envelope is enclosed for returning the proxy card. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. If your shares are held through a bank, broker, or other holder of record and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from your bank, broker, or other holder of record.

The Proxy Statement is furnished in connection with the solicitation of proxies by Coinstar, Inc. on behalf of the Board of Directors for the Annual Meeting. Distribution of the Proxy Statement and form of proxy to stockholders is scheduled to begin on or shortly after May 4, 2009.

By Order of the Board of Directors

Donald R. Rench
Corporate Secretary
Bellevue, Washington
May 4, 2009
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held on June 2, 2009.
The Proxy Statement and the 2008 Annual Report are available at www.coinstar.com/proxy.

COINSTAR, INC.
1800 114th Avenue S.E.
Bellevue, WA 98004

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION CONCERNING PROXIES AND VOTING AT THE ANNUAL MEETING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Coinstar, Inc. (“Coinstar,” the “Company,” “we,” “us,” or “our”), a Delaware corporation, of proxies to be voted at our 2009 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting.

You are invited to attend our Annual Meeting on Tuesday, June 2, 2009, beginning at 10:00 a.m. local time. The Annual Meeting will be held at our offices at 1800 114th Avenue S.E., Bellevue, Washington 98004. Directions and a map to our offices are located on the back of this Proxy Statement.

What information is included in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and Board committees, the compensation of certain current and former directors and certain current and former executive officers for fiscal 2008, and other information.

Who is entitled to vote?

Holders of Coinstar common stock at the close of business on Monday, April 13, 2009 (the “Record Date”), are entitled to receive the Notice of Annual Meeting of Stockholders (the “Notice”) and vote at the Annual Meeting. As of the Record Date, there were 30,186,224 shares of Coinstar common stock outstanding and entitled to vote.

How many votes do I have?

Each share of Coinstar common stock is entitled to one vote on each matter properly brought before the Annual Meeting. For example, if you own 30 shares of Coinstar common stock, you are entitled to 30 votes at the Annual Meeting. Stockholders do not have cumulative voting rights.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Coinstar’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record,” and the Notice, Proxy Statement, Coinstar’s Annual Report to Stockholders (including Coinstar’s Form 10-K for the year ended December 31, 2008, as amended) (the “Annual Report”), and proxy card have been sent directly to you by Broadridge Financial Solutions, Inc.

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares. In this case, the Notice, Proxy Statement, Annual Report, and applicable voting instruction card have been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

What am I voting on?

You are being asked to vote on three proposals:

(1)	to elect two directors nominated by our Board of Directors;

(2)	to approve the amendment and restatement of our 1997 Amended and Restated Equity Incentive Plan; and

(3)	to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm.

How do I vote?

Vote by Internet. You can vote by internet. The website address for internet voting can be accessed through the website printed on your proxy card or voting instruction card. You will need to use the control number appearing on your proxy card. You can use the internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Internet voting is available 24 hours a day. If you vote by internet, you do NOT need to vote by telephone or return a proxy card.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number appearing on your proxy card or voting instruction card. You will need to use the control number appearing on your proxy card. In order to cast your vote telephonically, you may transmit your voting instructions from any touch tone telephone up until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Telephone voting is available 24 hours a day. If you vote by telephone, you do NOT need to vote by internet or return a proxy card.

Vote by Mail. You can vote by mail by completing, signing, and dating the proxy card or voting instruction card and returning it in the prepaid return envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors. If you vote by returning a proxy card or voting instruction card, you do NOT need to vote by internet or by telephone.

Vote in Person at the Annual Meeting. All stockholders as of the Record Date can vote in person at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by internet, or by returning the proxy card or voting instruction card by mail so that your vote will be counted if you later decide not to attend.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

(1)	delivering appropriate written notice to the Company;

(2)	timely delivering a valid, subsequent proxy by internet, by telephone, or by mail; or

(3)	voting by ballot at the Annual Meeting.

If you are a beneficial owner, you may be able to submit new voting instructions by contacting your broker, bank, or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as previously described.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for ten business days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. local time at our principal executive offices at 1800 114th Avenue S.E., Bellevue,

Washington 98004. If you would like to view the stockholder list, please call our Investor Relations Department at (425) 943-8000. The list will also be available at the Annual Meeting.

What constitutes a quorum at the Annual Meeting?

The holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or represented by proxy at the Annual Meeting, are necessary to constitute a quorum to transact business. Abstentions and “broker non-votes” (as described under the heading “What are ’broker non-votes’ and how are they voted?”) are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect directors and approve each of the other proposals described in this Proxy Statement?

Shares represented by a valid proxy will be voted at the Annual Meeting and, when instructions are given by the stockholder, will be voted in accordance with those instructions. If you are a stockholder of record and you return your proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

Election of Directors. A majority voting standard applies to the election of directors in an uncontested election. This means that each of the directors will be elected by the affirmative vote of a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” the director exceeds the number of votes cast “against” the director, with stockholders given the ability to cast votes “for” or “against” a director or to “abstain” from such a vote. Abstentions will have no effect on the election of directors since only votes cast “for” or “against” a director will be counted. Each incumbent director who has been nominated for election at the Annual Meeting has tendered an irrevocable resignation that will be effective upon (i) the failure to receive the required vote for election at the Annual Meeting and (ii) then the acceptance of such resignation by a committee of our independent directors. In the event that one of the director nominees does not receive a majority of the votes cast at the Annual Meeting, a committee of our independent directors will determine whether to accept or reject the previously tendered resignation, or whether other action should be taken. The committee of independent directors is generally required to act in such instances within 90 days of the certification of the election results.

Approval of the Amendment and Restatement of Coinstar’s 1997 Amended and Restated Equity Incentive Plan. The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to approve the amendment and restatement of our 1997 Amended and Restated Equity Incentive Plan. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Ratification of KPMG LLP and Other Proposals. Under Coinstar’s Bylaws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of KPMG LLP as our independent registered public accounting firm and generally any other proposals. Abstentions and, if applicable, broker non-votes are not counted as votes “for” or “against” these proposals.

We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the Notice. If any other matters are properly presented at the Annual Meeting, the persons named as proxies will have the authority to vote the shares in their best judgment.

What are “broker non-votes” and how are they voted?

A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.

If you are a beneficial holder and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”). If you are a beneficial owner, your broker, bank, or other holder of record has “discretion” to vote your shares on the election of directors and the ratification of KPMG LLP as our independent registered public accounting firm if the holder of record does not receive voting instructions from you. However, such holder of record may not vote your shares on the proposal to approve the amendment and restatement of our 1997 Amended and Restated Equity Incentive Plan without your voting instructions on that proposal, because such proposal is considered “non-discretionary.” Accordingly, without your voting instructions on that proposal, a broker non-vote will occur.

What is the effect of the proposal to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm?

Selection of Coinstar’s independent registered public accounting firm is not required to be submitted to a vote of stockholders. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation, and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors has elected to submit the selection of KPMG LLP as our independent registered public accounting firm to stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another firm without resubmitting the matter to Coinstar’s stockholders. Even if the appointment is ratified, the Audit Committee may, at its discretion, appoint a different independent registered public accounting firm at any time during the year.

Who counts the votes?

Broadridge Financial Solutions, Inc. will serve as the inspector of election and will count all votes. The inspector of election will separately count affirmative and negative votes, abstentions, and broker non-votes.

Who will pay for the cost of this proxy solicitation?

Coinstar will bear the cost of soliciting proxies. Proxies may be solicited on our behalf by Coinstar directors, officers, or employees in person or by telephone, electronic transmission, and facsimile transmission. No additional compensation will be paid to directors, officers, or other employees for soliciting proxies. We furnish copies of solicitation materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition, we have retained Georgeson Inc. to aid in the solicitation of proxies. We currently estimate the fees payable to Georgeson Inc. in connection with such services to be approximately $12,000, plus reimbursement of out-of-pocket expenses.

When will Coinstar announce the results of the voting?

We will announce preliminary voting results at the Annual Meeting. Final and official voting results will be disclosed no later than the filing of our quarterly report on Form 10-Q for the quarter ended June 30, 2009 (which will be available at www.sec.gov and on our website at www.coinstar.com).

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting if you were a Coinstar stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. In order to be admitted to the Annual Meeting, you must present photo identification. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record as of the Record Date. If you are a beneficial owner, you should provide proof of beneficial ownership as of the Record Date, such as your account statement reflecting ownership as of the Record Date, a copy of the voting instruction card provided by your broker, trustee, or nominee, or other similar evidence of ownership. If you do not comply with these procedures, you may not be admitted to the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws divide the Board of Directors into three classes. Each class has a three-year term. Generally, only persons elected by a majority of the remaining directors may fill vacancies on the Board.

Board Composition

As of April 10, 2009, the Board of Directors was composed of seven members, divided into three classes as follows:

					Nominating and
		Term	Audit	Compensation	Governance
Name	Age	Expiring In	Committee	Committee	Committee

Arik A. Ahitov	33	2010		*
Deborah L. Bevier	57	2011		**	*
Paul D. Davis	52	2009
David M. Eskenazy	47	2011	**		*
Daniel W. O’Connor	53	2009
Robert D. Sznewajs	62	2011	*	*
Ronald B. Woodard	66	2010	*		**

*	Member

**	Chairperson

If elected at the Annual Meeting, Mr. Davis and Mr. O’Connor will serve until the 2012 Annual Meeting of Stockholders or until their respective successor is duly elected and qualified, or until their death, resignation, or retirement. Ms. Bevier and Messrs. Ahitov, Eskenazy, Sznewajs, and Woodard will continue in office until their respective successor is duly elected and qualified, or until their death, resignation, or retirement.

Mr. Ahitov was appointed to the Board of Directors pursuant to the Shamrock Agreement, as defined and described below under “Related Person Transactions.”

Except as otherwise specified in a proxy, proxies will be voted for the Board nominees. Mr. Davis and Mr. O’Connor have consented to being named as Board nominees in this Proxy Statement and have each agreed to serve if elected. Management has no reason to believe that they will be unable to serve. If any of the Board nominees becomes unavailable to serve as a director, proxies will be voted for the election of such person as shall be designated by the Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board.

Nominees for election to a three-year term expiring at the 2012 Annual Meeting of Stockholders

Paul D. Davis

Paul D. Davis has served as our Chief Executive Officer and as one of our directors since April 1, 2009, after having served as our Chief Operating Officer from April 2008 to March 2009. From February 2007 to March 2008, Mr. Davis was an independent consultant working with various consumer packaged goods and retail companies. From October 2004 to January 2007, Mr. Davis served as global chief executive of Kettle Foods Inc. (a producer of chips and other snack foods). Prior to that, he served as president and chief executive officer of Barilla America, Inc. (the U.S.-based division of The Barilla Group, a food producer) from February 2002 to October 2004. From March 1999 to October 2001, Mr. Davis served in executive positions at Starbucks Corporation (a specialty coffee retailer), including president, North American Operations from November 1999 to October 2001 and president, Consumer Products Unit from March 1999 to November 1999. From 1983 to 1999, Mr. Davis served in positions of increasing responsibility at Frito-Lay, a division of PepsiCo, Inc. (a food and beverage company), most recently as president of Hostess Frito-Lay Company, Canada.

Daniel W. O’Connor

Daniel W. O’Connor has been a director of Coinstar since February 2009. Mr. O’Connor currently serves as president and chief executive officer of the Retailnet Group, LLC (an advisory firm), positions he has held since he founded the company in January 2008. In 1988, Mr. O’Connor founded Management Ventures, Inc. (a research firm focused on large-scale retailers) and served as its president and chief executive officer until July 2004, when he became its non-executive chairman until April 2006. Mr. O’Connor has also served as the managing director of Front 4 Ventures (a venture capital and private equity advisory firm) since January 2006. Mr. O’Connor is a certified public accountant (inactive).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE BOARD’S NOMINEES.

Directors continuing in office until the 2010 Annual Meeting of Stockholders

Arik A. Ahitov

Arik A. Ahitov has been a director of Coinstar since May 2008. Mr. Ahitov is currently a Vice President and Portfolio Manager of Shamrock Capital Advisors, Inc. (a registered investment advisor), a position he has held since September 2006. Mr. Ahitov has also served as a portfolio manager for the Shamrock Activist Value Fund since September 2004. Mr. Ahitov obtained his Masters in Business Administration from the University of California, Los Angeles, Anderson School of Management.

Ronald B. Woodard

Ronald B. Woodard has been a director of Coinstar since August 2001. Mr. Woodard is chairperson of MagnaDrive Corporation (an industrial magnetic coupling manufacturer). Mr. Woodard co-founded MagnaDrive in April 1999 after a 32-year career with The Boeing Company (an aerospace firm), where he held numerous positions, including president of The Boeing Commercial Airplane Group. Mr. Woodard is currently a director of AAR Corp. (a provider of aftermarket support to the aviation and aerospace industry) and Continental Airlines, Inc. (a commercial airline company). He is also a director of Knowledge Anywhere (an on-line provider of employee training) and the Shaw Island School Board, and a trustee of the Seattle Symphony.

Directors continuing in office until the 2011 Annual Meeting of Stockholders

Deborah L. Bevier

Deborah L. Bevier has been a director of Coinstar since August 2002 and has served as the Board of Directors’ non-employee Chair since October 2008. Ms. Bevier has been a principal of DL Bevier Consulting LLC (an organizational and management consulting firm) since May 2004. Ms. Bevier also served as president of Waldron Consulting, a division of Waldron & Co. (an organizational and management consulting firm), from July 2004 to April 2006. Prior to that time, from 1996 until 2003, Ms. Bevier served as a director, president, and chief executive officer of Laird Norton Financial Group and its predecessor companies (an independent financial advisory services firm). From 1973 to 1996, Ms. Bevier held numerous leadership positions with KeyCorp (a bank holding company), including chairman and chief executive officer of Key Bank of Washington. Ms. Bevier currently serves on the board of directors of Fisher Communications, Inc. (a media and communications company) and F5 Networks, Inc. (an application traffic management software company).

David M. Eskenazy

David M. Eskenazy has been a director of Coinstar since August 2000. He has been a principal in Esky Advisors LLC (a business advisory services firm) since October 2008. He served as the chief operating officer of Investco Financial Corporation (a real estate development and management company in the Puget Sound region) from April 2008 to September 2008, and as chief investment officer from January 2007 to March 2008. From October 1987 to November 2006, he held a number of financial positions, ultimately serving as executive vice president and chief operating officer, at R.C. Hedreen Co. (a hotel development and investment firm). Prior to that, he served on the audit staff of Peat Marwick Mitchell & Co. (an accounting firm). Mr. Eskenazy is a certified public accountant (inactive).

Robert D. Sznewajs

Robert D. Sznewajs has been a director of Coinstar since August 2002. Since January 2000, Mr. Sznewajs has served as president, chief executive officer, and a member of the board of directors of West Coast Bancorp (a bank holding company). He is also a member of the board of directors of the Portland Branch of the Federal Reserve Bank of San Francisco. Mr. Sznewajs is a certified public accountant (inactive).

CORPORATE GOVERNANCE

Board of Directors

During 2008, the Board of Directors met 24 times. The standing committees of the Board held a total of 32 meetings. No member attended fewer than 94% of the meetings of the Board and standing Board committees on which he or she served. It is Coinstar’s policy to request and encourage all of its directors and director nominees to attend in person annual meetings of stockholders, absent unavoidable conflicts or extenuating circumstances that prohibit attendance. Last year, all directors attended the 2008 Annual Meeting of Stockholders.

The Nasdaq Marketplace Rules require that a majority of our directors be “independent,” as defined by Nasdaq Marketplace Rule 4200(a)(15). The Board of Directors, following the review and recommendation of the Nominating and Governance Committee, reviewed the independence of our directors, including whether specified transactions or relationships exist currently, or existed during the past three years, between our directors, or certain family members or affiliates of our directors, and Coinstar and our subsidiaries, certain other affiliates, or our independent registered public accounting firm. In the review, the placement of Coinstar products and services in West Coast Bank locations, which are owned and operated by West Coast Bancorp, of which Mr. Sznewajs is the president, chief executive officer, and a member of the board of directors, was considered. In addition, the independence of a director who was an officer of a company whose parent company has an investment in a company that has a business relationship with Coinstar, was considered. Further, Mr. Ahitov’s affiliations with Shamrock funds and their affiliates, collectively a greater than 5% beneficial owner of Coinstar, were considered. As a result of the review, the Board determined that all of the directors, including former directors Mr. Grinstein and Mr. Rouleau during their service on the Board for part of 2008, and except for Mr. Davis, who is an employee, and our former Chief Executive Officer and director Mr. Cole, who was an employee during his service on the Board, were “independent” under the applicable Nasdaq Marketplace Rules described above.

Our non-employee directors have the opportunity to meet in executive session to consider such matters as they deem appropriate, without management being present, as a regularly scheduled agenda item for most Board and committee meetings. The Chair of the Board of Directors and the chairperson of each committee acts as the chair of the executive sessions of the non-employee directors.

Board Committees

The Board of Directors has established the following standing committees: Audit, Compensation, and Nominating and Governance. The Board may, by resolution passed by a majority of the Board, from time to time, appoint other special committees to address special projects or matters of interest to the Board.

All of the members of each of the standing committees meet the criteria for independence prescribed by Nasdaq. Membership of the standing committees is determined annually by the Board of Directors. Adjustments to committee assignments may be made at any time. As of April 10, 2009, membership of each standing committee was as set forth above under “Board Composition.”

The Board of Directors has adopted a written charter for each standing committee. Stockholders may access a copy of each standing committee’s charter on the Investor Relations section of Coinstar’s website at www.coinstar.com. A summary of the duties and responsibilities of each committee is set forth below.

Audit Committee	10 meetings in 2008

The purpose of the Audit Committee is to assist the Board of Directors in oversight of (i) the integrity of Coinstar’s financial statements, (ii) Coinstar’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of Coinstar’s independent registered public accounting firm and the internal auditors, and (v) compliance with Coinstar’s code of ethics for senior financial officers and with Coinstar’s code of conduct for all Coinstar personnel. The Audit Committee retains the authority and responsibility to select, evaluate, and, where appropriate, replace the independent registered public accounting firm. The Audit Committee may retain independent counsel and accountants and other professionals to assist it without seeking Board approval with respect to the selection, fees, or terms of engagement of any such advisors.

The Audit Committee meets with our independent registered public accounting firm at least quarterly, prior to releasing our quarterly results, to review the results of the registered public accounting firm’s interim reviews or annual audit before the results are released to the public or filed with the Securities and Exchange Commission (the “SEC”) or other regulators. The Audit Committee also reviews and comments as to the quality of our accounting principles and financial reporting and controls, adequacy of staff, and the results of procedures performed in connection with the audit process.

The charter of the Audit Committee requires that it be composed of at least three directors, all of whom meet the independence requirements established by the Board of Directors, Nasdaq, and other applicable laws and regulations. Each Audit Committee member must meet the financial literacy, experience, and expertise requirements of the SEC, Nasdaq, and other applicable laws and regulations. At least one Audit Committee member must be an “audit committee financial expert” and have accounting or related financial management expertise as required by the Board, the SEC, and Nasdaq. No member of the Audit Committee may serve on more than three audit committees of publicly traded companies (including our Audit Committee), unless the Board determines that such simultaneous service would not impair the ability of such member to serve on the Audit Committee.

The Board of Directors has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and Nasdaq and that Mr. Grinstein was independent during his service on the Board. The Board has also determined that Messrs. Eskenazy and Sznewajs are “audit committee financial experts” under SEC rules, have accounting or related financial management experience, and are financially sophisticated under the Nasdaq Marketplace Rules.

Compensation Committee	12 meetings in 2008

The purpose of the Compensation Committee is to ensure that Coinstar’s compensation practices further the shared interests of stockholders and management to attract, hire, retain, and motivate the people needed to achieve Coinstar’s performance goals. In particular, the Compensation Committee (i) defines and oversees the executive compensation programs (including compensation of the Chief Executive Officer), (ii) reviews, approves, and administers equity-based compensation and benefit plans, (iii) periodically reviews other employee compensation and benefits programs, and (iv) defines and oversees the director compensation program.

The Compensation Committee’s charter reflects the responsibilities noted above and is reviewed regularly by the Compensation Committee. The charter also requires that the Compensation Committee be composed of at least three directors, all of whom are non-employee outside directors and meet the independence requirements established by the Board of Directors, Nasdaq, and other applicable laws and regulations. The Board has determined that each member of the Compensation Committee meets such requirements. The Compensation Committee meets throughout the year at scheduled and special times, and takes actions by written consent, when necessary.

Pursuant to the Compensation Committee’s charter, the Compensation Committee may engage professional consultants to assist it in meeting its responsibilities. The Compensation Committee may work with Coinstar’s human resources professionals and with outside consultants to conduct market surveys to assess and compare executive compensation levels and pay practices in similarly situated companies. The Compensation Committee has sole authority to retain outside counsel, compensation consultants, or other experts or consultants, including sole authority to terminate and approve the fees and other retention terms for such persons. To the extent permitted by applicable law, regulations, and Nasdaq, the Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee or of the Board of Directors, or to Coinstar’s officers, to perform certain duties on its behalf.

The Compensation Committee reports frequently to the Board of Directors and maintains open communication with Coinstar’s Chief Executive Officer, independent consultants, and internal human resources professionals. The Compensation Committee establishes an annual meeting schedule. Other meetings may be called by the Compensation Committee’s chairperson or at the direction of the Board. The Compensation Committee’s chairperson and Coinstar’s Chief Executive Officer and/or Corporate Vice President of Human Resources, now known as the “Chief People Officer,” jointly prepare an agenda for each Compensation Committee meeting.

Compensation Consultant

Pursuant to the Compensation Committee’s charter, as outlined above, the Compensation Committee may engage outside consultants to assist it in meeting its responsibilities. For 2008 executive compensation, the Compensation Committee retained Towers Perrin as a compensation consultant to conduct a total direct compensation analysis for the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, and to make recommendations for changes based on Coinstar’s pay philosophy, business objectives, and stockholder expectations. Towers Perrin conducted a competitive market analysis of the three executive positions that included published national survey sources of similarly sized companies augmented by proxy data of predominantly West Coast companies of similar size with price to earnings multiples similar to the Company’s. Towers Perrin also provided market data for the base salary increase to our Senior VP and General Manager, Worldwide Coin & Entertainment, in connection with the additional role he assumed in April 2008. In 2008, Towers Perrin attended one Compensation Committee meeting and held several telephone conference calls with the Compensation Committee’s chairperson and management during the executive compensation evaluation process. Towers Perrin did not provide any other services to Coinstar and received fees from Coinstar on behalf of the Compensation Committee. Towers Perrin did not determine any aspect of Coinstar’s executive compensation. Please refer to “Compensation Discussion and Analysis” for a discussion of the Compensation Committee’s determinations regarding executive compensation for 2008.

Role of Executives in Establishing Compensation

In connection with the executive compensation process, Coinstar’s management assists the Compensation Committee with the assessment, design, and recommendation of compensation programs. At the request of the Compensation Committee, the Chief Executive Officer, Chief Operating Officer, Chief People Officer, and Director of Compensation assist in the review of compensation studies and proposed incentive plans, including, at the delegation of the Compensation Committee, proposing specific performance goals to be reviewed by the Compensation Committee with respect to short-term and long-term executive compensation. At the request of the Compensation Committee, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief People Officer, and Director of Compensation may attend the Compensation Committee meetings that relate to executive compensation; however, the executives do not attend the executive sessions of the meetings. In connection with reviewing and determining executive compensation, the Compensation Committee asks the Chief Executive Officer and Chief Operating Officer to provide recommendations for compensation levels for the other executive officers. The Compensation Committee uses this information along with, among other things, survey data and market studies to determine executive compensation.

Nominating and Governance Committee	10 meetings in 2008

The purposes of the Nominating and Governance Committee (the “Nominating Committee”) are to (i) identify individuals qualified to become members of the Board of Directors, (ii) approve and recommend to the Board director candidates, (iii) oversee evaluations of the Board and its committees, (iv) monitor the independence of non-employee directors, (v) develop, annually update, and recommend to the Board corporate governance principles and policies applicable to Coinstar, including its code of conduct, and (vi) monitor compliance with such principles and policies.

The charter of the Nominating Committee requires that it be composed of at least three directors, each of whom meets the independence standards required by the Board of Directors, Nasdaq, and other applicable laws and regulations. The Board has determined that each member of the Nominating Committee meets such requirements.

As noted above, the Nominating Committee is responsible for making recommendations to the Board of Directors concerning nominees for election as directors and nominees for Board vacancies. To fulfill this role, the Nominating Committee has authority to retain and terminate any search firm that is used to identify director candidates and retains the sole authority to approve fees and other retention terms relating to search firms. In 2008, the Nominating Committee retained an outside search firm, Spencer Stuart, to assist it in identifying potential candidates for the Board. The Nominating Committee may also retain independent counsel and other professionals to assist it. When assessing a director candidate’s qualifications, the Nominating Committee will consider, among other factors, issues of expertise (including retail, public company, and policy-making experience), independence, personal and professional ethics, integrity, and values, as well as skills relating to finance, public policy, management, and business. These director selection guidelines are further described in Exhibit A to the Nominating Committee’s charter.

Pursuant to its charter, the Nominating Committee will also consider qualified director candidates recommended by Coinstar’s stockholders. The Nominating Committee evaluates the qualifications of candidates properly submitted by stockholders in the same manner as it evaluates the qualifications of director candidates identified by the Nominating Committee or the Board of Directors. Stockholders can recommend director candidates by following the instructions outlined below under “Consideration of Stockholder-Recommended Director Nominees.” No nominations for director were submitted to the Nominating Committee for consideration by any of Coinstar’s stockholders in connection with the Annual Meeting.

DIRECTOR COMPENSATION

2008 Director Compensation Table

The following table shows compensation earned by or paid to our non-employee directors who served as directors during 2008.

	Fees Earned or		Stock	Option	All Other
Name(1)	Paid in Cash		Awards(2)	Awards(3)	Compensation		Total

Arik A. Ahitov (4)	$40,500		$42,453	$19,850	—		$102,803
Deborah L. Bevier (5)	88,250	(6)	75,330	34,708	—		198,288
David M. Eskenazy	76,500		75,330	34,708	—		186,538
Keith D. Grinstein	92,750	(6)	46,031	21,186	$19,750	(7)	179,717
R. Michael Rouleau (8)	32,000	(6)	107,874	49,925	—		189,799
Robert D. Sznewajs	78,500		75,330	34,708	—		188,538
Ronald B. Woodard	70,000		75,330	34,708	—		180,038

(1)	David W. Cole, as former Chief Executive Officer, did not receive additional compensation for his services on the Company’s Board of Directors in 2008. Mr. Cole’s compensation is described in the 2008 Summary Compensation Table.

(2)	As of December 31, 2008, non-employee members of the Board of Directors had the following aggregate number of restricted stock awards outstanding: Mr. Ahitov, 2,033; Ms. Bevier, 2,033; Mr. Eskenazy, 2,033; Mr. Sznewajs, 2,033; and Mr. Woodard, 2,033. The dollar amounts in this column reflect the amount recognized for financial statement reporting purposes in accordance with FAS 123R (excluding the accounting effect of any estimate of future forfeitures, and reflecting the effect of any actual forfeitures) for the fiscal year ended December 31, 2008. Accordingly, the amounts include amounts from awards granted in or prior to 2008. Assumptions used in the calculation of these amounts are described in notes 2 and 10 to the Company’s audited financial statements included in the Form 10-K. On June 3, 2008, each non-employee director received an annual award of restricted stock with a grant date fair value of $75,000, based on the closing price of our common stock on the date of grant ($36.89), resulting in 2,033 shares of restricted stock. As Chair of the Board, Mr. Grinstein received an additional award of restricted stock with a grant date fair value of $30,000, based on the closing price of our common stock on the date of grant ($36.89), resulting in 813 shares of restricted stock. Each restricted stock award vests one year from the date of grant and, if unvested, is forfeited upon a director’s termination of service. The FAS 123R value of the restricted stock awards forfeited by Mr. Grinstein in 2008 was $30,395.

(3)	As of December 31, 2008, non-employee members of the Board of Directors had the following aggregate number of stock options outstanding: Mr. Ahitov, 3,128; Ms. Bevier, 55,562; Mr. Eskenazy, 65,562; Mr. Sznewajs, 39,562; and Mr. Woodard, 44,562. In addition, although they were no longer serving as directors as of December 31, 2008, Mr. Grinstein had 84,808 options and Mr. Rouleau had 17,062 options outstanding as of such date. The dollar amounts in this column reflect the amount recognized for financial statement reporting purposes in accordance with FAS 123R (excluding the accounting effect of any estimate of future forfeitures, and reflecting the effect of any actual forfeitures) for the fiscal year ended December 31, 2008. Accordingly, the amounts include amounts from options granted in or prior to 2008. Assumptions used in the calculation of these amounts are described in notes 2 and 10 to the Company’s audited financial statements included in the Form 10-K. On June 3, 2008, each non-employee director received an annual stock option grant with a grant date fair value of $35,000, resulting in an option to purchase 3,128 shares of common stock. As Chair of the Board, Mr. Grinstein received an additional stock option grant with a grant date fair value of $15,000, resulting in an option to purchase 1,340 shares of common stock. These grants vest in equal monthly installments over one year from the date of grant and have a term of five years. The FAS 123R value of the stock options forfeited by Mr. Grinstein in 2008 was $14,501.

(4)	Mr. Ahitov was appointed to the Board of Directors on May 28, 2008. Mr. Ahitov’s cash fees are paid to Shamrock Capital Advisors, Inc., where Mr. Ahitov is a Vice President and Portfolio Manager.

(5)	Ms. Bevier was appointed Chair of the Board of Directors effective October 14, 2008, to succeed Mr. Grinstein who died in September 2008. During 2008, Ms. Bevier did not receive additional equity compensation for her service as Chair.

(6)	Fees paid to Ms. Bevier and Messrs. Grinstein and Rouleau in 2008 include $1,000 paid to each for attendance at a Nominating and Governance Committee meeting on October 4, 2007.

(7)	For his services on the board of directors of Redbox Automated Retail, LLC (“Redbox”), Mr. Grinstein received $1,500 per meeting attended in person and $750 per meeting attended telephonically during the first quarter of 2008. During the first quarter of 2008, Mr. Grinstein attended three Redbox board meetings. Coinstar paid Mr. Grinstein a total of $3,000 for Redbox board service in the first quarter of 2008. In addition, Coinstar paid Mr. Grinstein $750 in 2008 for underpayment for Redbox board attendance in 2007 that was adjusted in 2008. For the second and third quarters of 2008, Redbox paid director fees of $8,000 per quarter to Mr. Grinstein.

(8)	Mr. Rouleau resigned from the Board of Directors effective July 23, 2008 and his restricted stock awards and stock options were accelerated at that time. As a result of the acceleration of his awards, the FAS 123R incremental increase in expense as of the date of acceleration was $30,727 for the stock options and $65,717 for the restricted stock. These values are included in the table.

Time and Manner of Compensation

Cash compensation for attending committee meetings is paid at the end of each fiscal quarter. Annual cash retainers for service as a director or committee chairperson are paid in quarterly installments at the same time as committee meeting fees are paid. Directors may elect to receive their compensation in the form of Coinstar common stock rather than cash. If the director elects to receive Coinstar common stock, the director will receive the number of whole shares that may be purchased at the fair market value on the last day of the fiscal quarter with the compensation otherwise payable in cash. Any balance of compensation remaining after the whole shares are issued is then paid in cash. In the past, we allowed directors to defer portions of their annual cash compensation into tax-deferred interest-bearing accounts pursuant to the Outside Directors’ Deferred Compensation Plan. Effective January 1, 2005, we suspended future deferrals under the plan due to low participation. Directors who had previously deferred a portion of their cash compensation continue to maintain interests in the plan. Since no deferrals were made after December 31, 2004, the plan is not subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Pursuant to a non-employee director program administered under the 1997 Amended and Restated Equity Incentive Plan, as amended on June 4, 2007, stock options and restricted stock awards are automatically awarded upon initial election or appointment to the Board of Directors and following each annual meeting of stockholders. The terms of these awards are described in footnotes 2 and 3 to the table above. Stock options are granted with exercise prices equal to the per share fair market value of Coinstar common stock on the date of grant.

2008 Director Compensation

For 2008, the components of Coinstar’s standard non-employee director cash and equity compensation were:

Compensation paid to non-employee directors
Annual retainer	$50,000
Annual restricted stock award	$75,000	(1)
Annual stock option grant	$35,000	(1)
Stock option grant upon initial election or appointment	Prorated	(2)
Restricted stock grant upon initial election or appointment	Prorated	(2)
Attendance at Board meetings in excess of 10 meetings in a given year	$1,500	(3)

Compensation for attendance at committee meetings (in person or by phone)
Audit Committee	$1,250
Compensation Committee	$1,000
Nominating and Governance Committee	$1,000

Additional compensation for Board and Committee chairpersons
Non-employee Board Chair
Annual retainer	$35,000
Annual restricted stock award	$30,000	(1)
Annual stock option grant	$15,000	(1)
Audit Committee (if not Board Chair)	$10,000
Compensation Committee (if not Board Chair)	$10,000
Nominating and Governance Committee (if not Board Chair)	$7,500

(1)	Awards are granted based on grant date fair value.

(2)	Upon an initial election or appointment to the Board of Directors on a date other than the date of an annual meeting of stockholders, each non-employee director is automatically granted a prorated annual option grant and restricted stock award, based on the number of full calendar months between the date of initial election or appointment and the date of the first anniversary of the then last annual meeting of stockholders.

(3)	Each one-year period is measured from the date of one annual meeting of stockholders to the next annual meeting of stockholders, beginning with the 2008 Annual Meeting of Stockholders.

In addition, non-employee directors are paid per meeting fees for attending any meetings of non-standing committees established by the Board of Directors. In 2008, Messrs. Grinstein, Rouleau, and Sznewajs were paid $1,000 per meeting for attendance at Chief Operating Officer Committee meetings and Messrs. Eskenazy, Grinstein, and Sznewajs were paid $1,000 per meeting for attendance at Finance Committee meetings. For his service on the Redbox board of directors, Coinstar paid Mr. Grinstein $1,500 per in-person meeting and $750 per phone meeting attended in the first quarter of 2008. Thereafter, he was paid $8,000 per quarter by Redbox. Directors are also reimbursed for reasonable Coinstar-related travel expenses.

Non-Employee Director Stock Ownership Guidelines

The Board of Directors instituted stock ownership guidelines that provide that each non-employee director should personally own shares of Coinstar’s common stock equal in market value to three times his or her annual cash compensation. Directors who have been serving since at least April 3, 2008 are expected to attain the minimum level of target ownership prior to the 2009 Annual Meeting of Stockholders. Any director elected after April 3, 2008 will be expected to attain the minimum level of target ownership within a period of three years from the date he or she is first elected to the Board. The following shares will be counted in determining a director’s stock ownership: (a) shares of Coinstar’s common stock purchased on the open market; (b) shares obtained through option exercises; and (c) shares of Coinstar’s restricted stock held directly by a director, whether or not vested. Director stock ownership does not include options to purchase stock. Mr. Cole was and Mr. Davis is subject to the officer stock ownership guidelines described in “Compensation Discussion and Analysis.”

PROPOSAL 2: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
COINSTAR, INC. 1997 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

On April 30, 2009, our Board of Directors, based on the recommendation of the Compensation Committee, approved certain amendments (the “Amendments”) to the Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (the “1997 Plan”), subject to stockholder approval. The 1997 Plan, as amended and restated (including incorporating the Amendments), is referred to as the “Amended and Restated Plan.” The Amendments are as follows:

•	an increase of 600,000 shares in the total number of shares available for issuance, from 8,117,274 to 8,717,274;

•	an increase of 200,000 shares in the limit on the number of shares that can be issued as stock awards, from 600,000 to 800,000;

•	elimination of the ability to use shares reacquired on the open market or otherwise for issuance pursuant to awards; and

•	revisions of and clarification to provisions related to performance measures that may apply to stock awards to be as described below under “Summary of Terms.”

Our Board of Directors believes that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve continued strong performance in the future by providing a direct link between executive compensation and long-term stockholder value creation. The Amended and Restated Plan will enable Coinstar to continue to offer competitive compensation packages to our employees, directors, and consultants that are responsive to evolving compensation practices that increasingly emphasize a diverse mix of traditional stock options together with stock awards. As of April 10, 2009, there were 1,385,290 shares remaining available for grant as new awards under the 1997 Plan and, of those shares, there were 176,127 shares remaining available for grant as new stock awards under the 1997 Plan. The Board is recommending approval of the Amended and Restated Plan to enable us to meet our expected needs. If stockholders do not approve the Amended and Restated Plan, the 1997 Plan will continue in effect without the Amendments.

Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1per person in any year. “Covered employees” are defined as the Chief Executive Officer and any one of the three highest paid executive officers (other than the Chief Executive Officer or the Chief Financial Officer) as of the close of the applicable taxable year. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. In general, one of the requirements of “performance-based” compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by our stockholders. Accordingly, the Board of Directors is asking stockholders to approve the Amended and Restated Plan to provide us with the flexibility to grant awards under the Amended and Restated Plan that qualify as “performance-based” compensation under Section 162(m) of the Code.

A copy of the Amended and Restated Plan is attached to this Proxy Statement as Appendix A. The following description of the Amended and Restated Plan is a summary and does not purport to be a complete description. Please refer to Appendix A for more detailed information.

Summary of Terms

Purpose.  The purposes of the Amended and Restated Plan are (i) to attract and retain the best available personnel; (ii) to provide additional incentives to our employees, directors, and consultants; and (iii) to promote the success of our business.

Stock Subject to the Amended and Restated Plan.  Subject to adjustment for stock splits and similar events, a maximum of 8,717,274 shares is authorized for issuance under the Amended and Restated Plan. The shares issued under the Amended and Restated Plan may come from authorized but unissued shares of Coinstar common stock. If any awards granted under the Amended and Restated Plan expire for any reason or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the stock not acquired under such awards reverts to and again becomes available for issuance under the Amended and Restated Plan.

Administration.  The Amended and Restated Plan may be administered by the Board of Directors or any Board-appointed committee of two or more independent directors (the “plan administrator”). The plan administrator may further delegate authority to different committees of the Board or to an executive officer, subject to limits prescribed by the plan administrator, except that all grants of awards to directors must be approved by a Board-appointed committee consisting of independent directors. The Board has delegated the duties of plan administrator to the Compensation Committee. The plan administrator, subject to the terms of the Amended and Restated Plan, selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the Amended and Restated Plan. The plan administrator is also authorized to make such rules and regulations as it deems necessary to administer the Amended and Restated Plan. The plan administrator’s decisions, determinations, and interpretations are binding on all holders of awards granted under the Amended and Restated Plan.

Awards.  The plan administrator is authorized to grant incentive stock options, nonqualified stock options and stock awards under the Amended and Restated Plan. Awards may consist of one or more of these grant types.

Eligibility.  Awards may be granted to all of our employees, directors, and consultants, and to the employees, directors, and consultants of any parent or subsidiary of ours, except that only employees may receive incentive stock options. As of April 10, 2009, approximately 3,200 people were eligible to receive grants under the Amended and Restated Plan.

Stock Option Grants.  Options granted under the Amended and Restated Plan may be “incentive stock options” (as defined in Section 422 of the Code) or nonqualified stock options. The exercise price for each option is determined by the plan administrator but may not be less than 100% of fair market value of Coinstar common stock on the date of grant (except for options granted in assumption of or substitution for options granted by a company acquired by Coinstar). For purposes of the Amended and Restated Plan, “fair market value” means the closing sales price (or the closing bid, if no sales were reported) for our common stock for a single trading day as quoted on the Nasdaq Global Select Market or any other established stock exchange on which our stock is listed. If our common stock is not quoted on an exchange, the “fair market value” will be determined by the Board of Directors in good faith. As of April 14, 2009, the closing sales price for Coinstar common stock on the Nasdaq Global Select Market was $31.44 per share.

The exercise price for shares purchased under an option must be paid in cash or check or, at the discretion of the plan administrator and to the extent permitted by applicable law, by delivery of Coinstar common stock already owned by the optionee for at least six months, a broker-assisted cashless exercise, or such other consideration as the plan administrator may permit, including a promissory note to the extent not prohibited by law.

No option may have a term of more than ten years from the date of grant. Each option will vest and become exercisable by the holder based on a vesting schedule set forth in the individual optionee’s grant notice. Generally, options granted to employees under the Amended and Restated Plan vest over a four-year period, with 25% of the option becoming vested and exercisable on each anniversary of the date of grant. Unless the plan administrator determines otherwise, options vested as of the date of termination of the optionee’s employment or service relationship with Coinstar generally will be exercisable for three months after the date of termination for terminations due to reasons other than death or disability, or one year after the date of termination for terminations due to death or disability, but in no event may an option be exercised after the expiration of its term.

Except for adjustments to reflect stock splits and similar events, the plan administrator may not, without stockholder approval, cancel or amend an outstanding stock option for the purpose of repricing, replacing, or regranting the option with an exercise price that is less than the exercise price of the original option (as adjusted for stock splits and similar events).

Stock Awards.  The plan administrator is authorized to make awards of common stock or awards denominated in units of common stock on such terms and conditions and subject to such restrictions, if any, that may be based on continuous service with the Company or the achievement of performance criteria. Subject to adjustment for stock splits and similar events, not more than an aggregate of 800,000 shares of

Coinstar common stock is available for issuance pursuant to grants of stock awards under the Amended and Restated Plan.

Performance-Based Compensation under Section 162(m) of the Code.  The plan administrator may determine that awards under the Amended and Restated Plan will be made subject to the attainment of performance goals relating to one or more or a combination of business criteria for purposes of qualifying the awards as “performance-based” under Section 162(m) of the Code. These business criteria include: profits (including, but not limited to, profit growth, net operating profit, or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity, or sales); cash flow (including, but not limited to, operating cash flow, free cash flow, or cash flow return on capital); earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes); net sales growth; net income (before or after taxes, interest, depreciation, and/or amortization); gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; customer satisfaction; and working capital targets, where such criteria may be stated in absolute terms or relative to comparison companies. The plan administrator may not adjust performance goals for any award intended to qualify as “performance-based” under Section 162(m) of the Code for the year in which the award is settled in a manner that would increase the amount of compensation otherwise payable to a participant.

The plan administrator may provide in any such award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in Coinstar’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, (h) gains and losses on asset sales, and (i) impairments.

Subject to adjustment for stock splits and similar events, no person is eligible to receive awards under the Amended and Restated Plan covering more than 500,000 shares of Coinstar common stock in any calendar year.

Transferability.  An incentive stock option is not transferable except by will or by the laws of descent and distribution, and is exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonqualified stock option may be transferred other than for consideration, to the extent provided in the option agreement; provided that if the option agreement does not expressly permit the transfer of a nonqualified stock option, the nonqualified stock option is not transferable except by will, by the laws of descent and distribution, or pursuant to a domestic relations order and will be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the option is granted may, by delivering written notice to us, in a form satisfactory to us, designate a third party who, in the event of the death of the optionee, is thereafter entitled to exercise the option. Stock awards are not transferable except by will or the laws of descent and distribution or, if the stock award agreement so provides, pursuant to a domestic relations order so long as stock awarded under such agreement remains subject to the terms of the agreement.

Adjustment of Shares.  If any change is made in the stock subject to the Amended and Restated Plan, or subject to any award, without the receipt of consideration by us (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by us), then (i) the Amended and Restated Plan will be appropriately adjusted in the class(es) and maximum number of shares authorized for issuance under the Amended and Restated Plan, the class(es) and maximum number of shares available for issuance pursuant to stock awards, the class(es) and maximum number of shares that can be made subject to awards granted to any person during any calendar year, and the class(es) and number of shares for which awards may be automatically granted pursuant to a formula program established under the Amended and Restated Plan, and (ii) awards outstanding under the Amended and Restated Plan will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding awards.

Change of Control.  The Amended and Restated Plan provides that the plan administrator retains the discretion to do one or more of the following in the event of a merger, reorganization, or sale of substantially all of the assets of Coinstar: (i) arrange to have the surviving or successor entity or any parent entity thereof assume the options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise, (ii) shorten the period during which options are exercisable, (iii) accelerate any vesting schedule to which an option is subject, or (iv) cancel vested options in exchange for a cash payment upon such terms and conditions as determined by the Board of Directors at the time of the event. The plan administrator may also provide for one or more of the foregoing alternatives in any particular option agreement.

Termination and Amendment.  The Board of Directors may at any time suspend, amend, or terminate the Amended and Restated Plan, but, other than adjustments for stock splits and similar events, stockholder approval is required for any amendment that (i) materially increases the number of shares issuable under the Amended and Restated Plan, (ii) materially modifies the requirements for participation in the Amended and Restated Plan, (iii) otherwise materially amends the Amended and Restated Plan to the extent stockholder approval is required by Nasdaq or securities exchange listing requirements, or (iv) otherwise requires stockholder approval under any applicable law or regulation. The Amended and Restated Plan will terminate on June 8, 2016, unless earlier terminated by the Board. No suspension, termination, or amendment of the Amended and Restated Plan and no amendment of awards outstanding under the Amended and Restated Plan may impair the rights of holders of outstanding awards without the holder’s written consent.

Plan Benefits.  A new plan benefits table, as described in the SEC’s proxy rules, is not provided because all awards made under the Amended and Restated Plan are discretionary. However, please refer to the “2008 Grants of Plan-Based Awards Table,” which provides information on the grants made to the Named Executive Officers (as defined under the “2008 Summary Compensation Table”) in the last fiscal year, and please refer to the section entitled “2008 Director Compensation,” which provides information on grants for our non-employee directors.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of awards under the Amended and Restated Plan to us and to participants in the Amended and Restated Plan who are citizens or residents of the United States for U.S. federal tax purposes. The summary is based on the Code, the U.S. Treasury regulations promulgated thereunder and various judicial and administrative authorities in effect as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. The summary does not cover any state or local tax or non-U.S. tax consequences of participation in the Amended and Restated Plan. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the Amended and Restated Plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income or other tax consequences of their participation in the Amended and Restated Plan in light of their own particular circumstances.

Incentive Stock Options.  The incentive stock options granted under the Amended and Restated Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. Generally, the grant or vesting of an incentive stock option does not result in any federal income tax consequences to the participant or to us. If a participant exercises an incentive stock option during the participant’s employment as an employee or within three months after the participant’s employment as an employee ends (12 months in the case of permanent and total disability), the participant generally will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for U.S. alternative minimum tax purposes at that time as if the option were a nonqualified stock option).

The federal income tax consequences of a disposition of stock acquired through exercise of an incentive stock option will depend on the period such stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and more than one year from the date of exercise of the option, the participant generally will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

If the participant disposes of the stock before the expiration of either of the statutory holding periods described above (a “disqualifying disposition”), the participant generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price and (ii) the excess of the amount realized on the disposition of the stock over the exercise price.

Generally, in the taxable year of a disqualifying disposition, the participant will also recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as compensation income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held. Long-term capital gains generally are subject to lower tax rates than ordinary income and short-term capital gains.

Nonqualified Stock Options.  In general, for U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of a nonqualified stock option under the Amended and Restated Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon exercise of a nonqualified stock option, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option.

Upon disposition of the stock acquired upon exercise of a nonqualified stock option, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as compensation income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held.

Unrestricted Stock Awards.  Generally, if a participant receives shares of stock under the Amended and Restated Plan that are not subject to restrictions, the participant will recognize compensation taxable as ordinary income at the time of receipt of the shares in an amount equal to the excess of the fair market value of the stock at the time of grant over the amount, if any, paid for such stock. The participant’s holding period for the shares will begin on the date that the participant receives the shares, and the participant’s tax basis in the shares will be the amount of ordinary income the participant recognizes plus the amount, if any, paid for the shares.

Restricted Stock Awards.  Upon receipt of an award of restricted stock, the recipient generally will not recognize compensation taxable as ordinary income until the restrictions lapse or, if earlier, the time the stock becomes transferable. At such time, the recipient generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the current fair market value of the stock over the amount, if any, paid for the stock. Any further appreciation in the fair market value of the stock generally will be taxed upon disposition of the stock. Within 30 days of receipt of an award of restricted stock, the recipient may elect to recognize compensation taxable as ordinary income in the taxable year of receipt under Section 83(b) of the Code, despite the fact that such stock is subject to restrictions. If such election is made, the recipient generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock at the time of receipt over the amount, if any, paid for the stock. Any further appreciation in the fair market value of the stock will be taxed upon disposition of the stock.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the stock and the tax basis of the shares sold. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the Section 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.

Restricted Stock Units.  A participant generally will not recognize income at the time a restricted stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares the participant receives.

Tax Consequences to Coinstar.  In the foregoing cases, Coinstar generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) of the Code and other provisions of the Code.

Section 409A of the Code.  We intend that awards granted under the Amended and Restated Plan comply with, or otherwise be exempt from, Section 409A of the Code.

Section 162(m) of the Code.  Under Section 162(m) of the Code, as described above, we are generally prohibited from deducting compensation paid to certain employees in excess of $1 million per person in any year. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. We are submitting the Amended and Restated Plan for stockholder approval to provide us with the flexibility to grant awards under the Amended and Restated Plan that qualify as “performance-based” compensation under Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL OF AMENDMENT AND RESTATEMENT OF
THE COINSTAR, INC. 1997 AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the shares of Coinstar common stock authorized for issuance under our equity compensation plans as of December 31, 2008.

Our stockholder-approved equity compensation plans consist of the 1997 Plan, our 1997 Non-Employee Directors’ Stock Option Plan (the “1997 Director Plan”), and our Employee Stock Purchase Plan, as amended (the “ESPP Plan”). We have not granted any awards since June 2004, and no additional awards will be granted, under the 1997 Director Plan.

Our non-stockholder-approved equity compensation plans consist of our 2000 Amended and Restated Equity Incentive Plan (the “2000 Plan”) and certain other individual non-plan grants.

				Number of Securities
				Remaining Available
			Weighted-Average	for Future Issuance
	Number of Securities		Exercise Price of	Under Equity
	to be Issued Upon		Outstanding	Compensation Plans
	Exercise of		Options,	(Excluding Securities
	Outstanding Options,		Warrants	Reflected in
Plan Category	Warrants and Rights		and Rights	First Column)

Equity compensation plans approved by stockholders	2,261,622	(1)	$25.94	2,072,523	(2)(3)(4)
Equity compensation plans not approved by stockholders	427,248		21.54	28,113	(4)

Total(5)	2,688,870	(6)	$25.24	2,100,636	(6)

(1)	Includes shares subject to stock options granted to our non-employee directors under the 1997 Director Plan, which was suspended by Board action in 2005. Also includes shares subject to stock options granted to our non-employee directors pursuant to a program administered under the 1997 Plan and described in the 2008 Director Compensation Table.

(2)	Of these shares, 28,530 remain available for issuance under the ESPP Plan, which was suspended as of August 2005.

(3)	This number does not include 600,000 additional shares proposed to be authorized for issuance under the 1997 Plan pursuant to Proposal 2 as described above.

(4)	Under the 1997 Plan and the 2000 Plan, Coinstar may grant awards of common stock, restricted stock awards, or awards denominated in units of common stock, in addition to stock options.

(5)	Excludes additional shares that may be issued if target performance is exceeded under performance-based restricted stock awards.

(6)	This total is as of December 31, 2008 and does not reflect the equity compensation plan activity for the period of January 1, 2009 to April 10, 2009. The following table reflects the updated equity compensation plan activity as of April 10, 2009.

		Number of Securities
		Remaining Available
		for Future Issuance
	Number of Securities	Under Equity
	to be Issued Upon	Compensation Plans
	Exercise of	(Excluding Securities
Equity Compensation Plan Activity from January 1, 2009 to April 10,	Outstanding Options,	Reflected in
2009	Warrants and Rights	First Column)

Total as of December 31, 2008 under both compensation plans approved and not approved by stockholders	2,688,870	2,100,636	(a)
Shares that remain available for issuance under the ESPP Plan		(28,530)
Stock options granted	558,051	(558,051)
Restricted stock awarded		(184,112)
Cancellations of stock options	(74,421)	74,421	(b)
Cancellations of restricted stock awards		9,483
Exercises of stock options	(28,325)
Total as of April 10, 2009 under both compensation plans approved and not approved by stockholders(c)	3,144,175 (d)	1,413,847	(e)

(a)	Includes 28,113 shares of common stock remaining available for future issuance under the 2000 Plan.

(b)	Includes 444 canceled shares under the 2000 Plan.

(c)	Excludes additional shares that may be issued if target performance is exceeded under performance-based restricted stock awards.

(d)	As of April 10, 2009, the weighted average exercise price for these options was $23.55 and the weighted average remaining term was 3.62 years.

(e)	Includes 28,557 shares of common stock remaining available for future issuance under the 2000 Plan and 1,385,290 shares of common stock remaining available for future issuance under the 1997 Plan. Of the 1,385,290 shares of common stock remaining available for future issuance under the 1997 Plan, 176,127 are available for issuance as stock awards.

Description of Non-Stockholder-Approved Equity Arrangements

Below is a description of our equity compensation arrangements that were not approved by stockholders. Approval by stockholders was not required under the SEC and Nasdaq Marketplace Rules in effect at the time of entering into these arrangements.

2000 Amended and Restated Equity Incentive Plan

In December 2000, the Board of Directors adopted the 2000 Plan. Subject to adjustment for stock splits and other similar events, a maximum of 770,000 shares are authorized for issuance under the 2000 Plan. As of December 31, 2008, there were 28,113 shares available for grant under the 2000 Plan. The 2000 Plan provides for the grant of nonqualified stock options and stock awards, with terms and conditions substantially similar to those described for nonqualified stock options and stock awards under the description of the 1997 Plan below. The 2000 Plan will terminate on April 1, 2010, unless earlier terminated by the Board.

Non-Plan Grants

In October 2001, in connection with his joining Coinstar as our Chief Executive Officer, we granted Mr. Cole a nonqualified stock option to purchase 200,000 shares of Coinstar common stock with an exercise price equal to the fair market value of Coinstar common stock on the date of grant, which was $21.24. The option has a ten-year term and vested 25% on the first anniversary of the date of grant; additional vesting occurred at 2.08333% per month thereafter, until it was fully vested in October 2005. In connection with Mr. Cole’s termination of employment with Coinstar, the option will remain exercisable until the earliest of (i) the expiration of the option, (ii) three months following termination due to reasons other than disability or death, (iii) one year following termination due to disability or death, and (iv) immediately upon termination for cause. In the event of Mr. Cole’s death while the option is still exercisable, the option will remain exercisable until the earlier of the expiration of the option and one year from the date of death. The option was granted outside the 1997 Plan, but, except as otherwise specified in the agreement evidencing the grant, is subject to the terms of that plan.

In September 2002, we granted each of our non-employee directors, other than Mr. Grinstein, nonqualified stock options to purchase 2,500 shares. We granted Mr. Grinstein, then the Chair of the Board of Directors, a nonqualified stock option to purchase 7,500 shares. Each of these options has a ten-year term, has an exercise price equal to the fair market value of Coinstar common stock on the date of grant ($27.60) and vested at the rate of 8.333% of the total grant for each month of continuous service from the date of grant, until fully vested one year from the date of grant. In the event of a non-employee director’s termination of service, the vested portion of the option will remain exercisable until the earlier of the expiration of the option or one year after termination of service. Each of these options was granted outside the 1997 Director Plan (which plan was terminated by the Board in 2005), but, except as otherwise specified in the agreement evidencing the grant, is subject to the terms of that plan.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF KPMG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as Coinstar’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP as Coinstar’s independent registered public accounting firm is not required by Coinstar’s Bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Coinstar and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee serves as the representative of the Board of Directors for general oversight of Coinstar’s financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. Management has responsibility for preparing Coinstar’s financial statements, as well as for Coinstar’s financial reporting process. KPMG LLP, acting as an independent registered public accounting firm, is responsible for expressing an opinion on the conformity of Coinstar’s audited financial statements with generally accepted accounting principles.

In connection with our review of Coinstar’s consolidated audited financial statements for the fiscal year ended December 31, 2008, we relied on reports received from KPMG LLP as well as the advice and information we received during discussions with Coinstar management. In this context, we hereby report as follows:

(i)	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2008 with the Company’s management.

(ii)	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, as amended.

(iii)	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

(iv)	Based on the review and discussion referred to in paragraphs (i) through (iii) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Audit Committee

David M. Eskenazy, Chairperson
Robert D. Sznewajs
Ronald B. Woodard

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES REPORT

Fees Paid to Independent Registered Public Accounting Firm

In connection with the audit of the 2008 financial statements and internal control over financial reporting, we entered into an engagement letter with KPMG LLP that sets forth the terms by which KPMG LLP will perform audit services for Coinstar. That agreement is subject to alternative dispute resolution procedures, an exclusion of punitive damages, and various other provisions.

We incurred the following fees for services performed by KPMG LLP, our principal auditor, for fiscal years 2007 and 2008, inclusive of out-of-pocket expenses. Consistent with SEC guidelines, the amounts disclosed below for Audit Fees for each fiscal year reflect fees billed or expected to be billed by KPMG LLP, even if KPMG LLP has not yet invoiced Coinstar for such services as of the date of this Proxy Statement. The amounts disclosed for Audit-Related, Tax, and All Other Fees for each fiscal year include amounts billed for such services by KPMG LLP, even if KPMG LLP did not bill Coinstar for such services until after the fiscal year-end.

Audit Fees

2008	$3,052,400
2007	$1,674,932

Audit Fees consist of fees for professional services rendered for the audit of our consolidated annual financial statements, reviews of our interim consolidated financial statements included in quarterly reports, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including relating to the SEC. Audit Fees for 2008 included $955,097 in connection with the audit of Redbox financial statements for the fiscal years ended December 31, 2005, 2006, 2007, and 2008, which had been approved by the Redbox board of directors prior to Coinstar’s acquisition of a majority ownership interest in the voting equity of Redbox on January 18, 2008, and $149,544 in connection with professional services rendered related to the contemplated initial public offering of Redbox.

Audit-Related Fees

2008	$0
2007	$0

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees

2008	$146,317
2007	$168,779

Tax Fees consist of fees for professional services rendered for assistance with federal, state, and international tax compliance, tax advice, and tax planning. All Tax Fees for 2008 and 2007 related to tax compliance services, consultation, and tax planning.

All Other Fees

2008	$0
2007	$0

Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm’s Services

The Audit Committee has considered the non-audit services provided by KPMG LLP as described above and believes that they are compatible with maintaining KPMG LLP’s independence as Coinstar’s principal registered public accounting firm.

Pursuant to its charter, the Audit Committee pre-approves the retention of Coinstar’s independent registered public accounting firm for all audit, review, and attest engagements and all non-audit services that the independent registered public accounting firm are permitted to provide the Company and approves the fees for all such services, other than de minimis non-audit services as allowed by applicable law. Pre-approval of audit and non-audit services is exclusive to the Audit Committee and may not be delegated to management. The Audit Committee has delegated pre-approval authority to the chairperson of the Audit Committee. The chairperson is required to report his decisions to the Audit Committee at regularly scheduled meetings and may not authorize the approval of any audit, audit-related, or non-audit services for which the total amount to be paid by Coinstar will exceed $50,000. In 2008, the Audit Committee pre-approved 100% of the Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees listed above, other than those Audit Fees approved by the Redbox board of directors prior to Coinstar’s acquisition of a majority ownership interest in the voting equity of Redbox on January 18, 2008.

EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of each of our executive officers as of April 10, 2009:

Name	Age	Position

Paul D. Davis	52	Chief Executive Officer
Gregg A. Kaplan	39	Chief Operating Officer
Brian V. Turner*	49	Chief Financial Officer
Donald R. Rench	42	General Counsel and Corporate Secretary

*	Mr. Turner resigned as the Company’s Chief Financial Officer effective May 31, 2009. John C. Harvey, age 43, will become the Company’s Chief Financial Officer effective June 1, 2009.

Paul D. Davis has served as our Chief Executive Officer since April 1, 2009, after having served as our Chief Operating Officer from April 2008 to March 2009. From February 2007 to March 2008, Mr. Davis was an independent consultant working with various consumer packaged goods and retail companies. From October 2004 to January 2007, Mr. Davis served as global chief executive of Kettle Foods Inc. (a producer of chips and other snack foods). Prior to that, he served as president and chief executive officer of Barilla America, Inc. (the U.S.-based division of The Barilla Group, a food producer) from February 2002 to October 2004. From March 1999 to October 2001, Mr. Davis served in executive positions at Starbucks Corporation (a specialty coffee retailer), including president, North American Operations from November 1999 to October 2001 and president, Consumer Products Unit from March 1999 to November 1999. From 1983 to 1999, Mr. Davis served in positions of increasing responsibility at Frito-Lay, a division of PepsiCo, Inc. (a food and beverage company), most recently as president of Hostess Frito-Lay Company, Canada.

Gregg A. Kaplan has served as our Chief Operating Officer since April 1, 2009. Prior to that, Mr. Kaplan served as chief executive officer of Redbox, currently a wholly-owned subsidiary of the Company, from December 2005 to March 31, 2009. Before joining Redbox, Mr. Kaplan was leading the Redbox venture while serving as senior director of strategy for McDonald’s Corporation (a global food service retailer) from September 2002 to November 2005 and as director of strategy from July 2001 to August 2002. Before that, Mr. Kaplan was a partner in Divine interVentures (a venture capital group specializing in business-to-business exchanges and infrastructure software opportunities) from 1999 to 2001. Prior to that, Mr. Kaplan served as director of interactive marketing for Streamline.com (a web-based grocery delivery company) from 1996 to 1999.

Brian V. Turner has served as our Chief Financial Officer since June 2003, and has resigned as Chief Financial Officer effective May 31, 2009. From October 2001 to June 2003, Mr. Turner served as senior vice president of operations, chief financial officer, and treasurer of RealNetworks, Inc. (a digital media and technology company). From December 2000 to October 2001, Mr. Turner served as president, chief operating officer, secretary, and a member of the board of directors of BSQUARE Corp. (a software company), and also served as its senior vice president of operations, chief financial officer, and secretary from April 1999 to December 2000. Prior to that, he served as chief financial officer and vice president of administration of Radisys Corporation (an embedded software company) from September 1995 to April 1999. Mr. Turner is currently a director of Microvision, Inc. (a provider of display and imaging products for mobile applications).

John C. Harvey will become our Chief Financial Officer effective June 1, 2009. Mr. Harvey has served as chief financial officer of Redbox since May 2008. Before joining Redbox, Mr. Harvey served as executive vice president and chief financial officer of JetBlue Airways Corporation (a commercial airline) from May 2006 to November 2007, following a promotion from senior vice president of corporate finance and treasurer, a position he had held since March 2006. Mr. Harvey served as JetBlue’s vice president and treasurer from 1999 to 2003 and then again from 2004 to 2006. Mr. Harvey left JetBlue in September 2003 to join SkyWorks Capital, LLC (an investment banking firm) as a senior vice president prior to rejoining JetBlue in January 2004. Prior to JetBlue, Mr. Harvey served as a vice president and senior portfolio manager of ABN AMRO Bank (an international bank), senior director of corporate finance at America West Airlines (a commercial airline) and in roles of increasing responsibility in the finance department of Southwest Airlines (a commercial airline). Mr. Harvey started his professional career at Arthur Young & Company, a predecessor company to Ernst & Young LLP (a public accounting firm) as an audit/tax accountant. Mr. Harvey is a certified public accountant.

Donald R. Rench has served as our General Counsel since August 2002 and Corporate Secretary since March 2002. Mr. Rench served as our corporate counsel from March 2000 through August 2002. From October 1997 through March 2000, Mr. Rench served as corporate counsel for NetManage, Inc., formerly Wall Data, Inc. (a software company). Prior to that, Mr. Rench was an attorney in private practice in Cincinnati, Ohio.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following table shows the number of shares of Coinstar common stock beneficially owned as of April 10, 2009 by: (i) all those known by us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director and director nominee; (iii) each of the Named Executive Officers listed in the 2008 Summary Compensation Table of this Proxy Statement; and (iv) the directors and executive officers as a group.

Unless otherwise indicated, beneficial owners listed in the table may be contacted at Coinstar’s corporate headquarters at 1800 114th Avenue S.E., Bellevue, Washington 98004.

	Number of Shares	Percent of
Name of Beneficial Owner	Beneficially Owned (1)	Outstanding Shares (1)

More Than 5% Stockholders

FMR LLC (2)	2,824,648	9.4%
82 Devonshire Street
Boston, MA 02109

Shamrock Partners Activist Value Fund, L.P. (3)	2,672,785	8.9%
4444 Lakeside Drive
Burbank, CA 91505

The Guardian Life Insurance Company of America (4)	2,212,130	7.3%
c/o RS Investment Management Co LLC
388 Market Street, Suite 1700
San Francisco, CA 94111

Barclays Global Investors, NA. (5)	1,819,241	6.0%
400 Howard Street
San Francisco, CA 94105

William Blair & Company, L.L.C. (6)	1,736,105	5.8%
222 West Adams Street, 34th Floor
Chicago, IL 60606

Non-Employee Directors and Nominees

Arik A. Ahitov (7)	5,161	*

Deborah L. Bevier (8)	70,814	*

David M. Eskenazy (9)	71,331	*

Daniel W. O’Connor (10)	1,771	*

Robert D. Sznewajs (11)	51,008	*

Ronald B. Woodard (12)	53,444	*

Named Executive Officers

David W. Cole (13)	590,687	1.9%

Paul D. Davis (14)	72,629	*

Brian V. Turner (15)	332,607	1.1%

Donald R. Rench (16)	102,639	*

Alexander C. Camara (17)	125,514	*

James C. Blakely (18)	96,338	*

All directors and executive officers as a group (10 persons) (19)	775,834	2.5%

*	Represents beneficial ownership of less than 1%.

(1)	Beneficial ownership is determined in accordance with SEC rules. For the number of shares beneficially owned by and the percentage of ownership reported for each of the “More Than 5% Stockholders,” we rely on each such stockholder’s statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, as described in the footnotes below. For each person or entity included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or entity by the sum of 30,186,224 shares of Coinstar common stock outstanding as of April 10, 2009, plus the number of shares of common stock, if any, that such person or entity had the right to acquire pursuant to the exercise of stock options within 60 days of April 10, 2009. Except as indicated by footnote, and subject to marital community property laws where applicable, we believe that the persons or entities named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Information presented is based on a Schedule 13G filed with the SEC on February 17, 2009 by FMR LLC and Edward C. Johnson 3d. Pursuant to the filing, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, reports that it is the beneficial owner of 2,824,648 shares as a result of acting as investment advisor to various investment companies, including Fidelity Growth Company Fund, which has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, 2,491,748 shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each have sole power to dispose of the 2,824,648 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees.

(3)	Information presented is based on a Schedule 13D/A filed with the SEC on November 4, 2008 by Shamrock Activist Value Fund, L.P. (“SAVF”), Shamrock Activist Value Fund II, L.P. (“SAVF II”), Shamrock Activist Value Fund III, L.P. (“SAVF III”), Shamrock Activist Value Fund GP, L.L.C. (“Shamrock General Partner”), and Shamrock Partners Activist Value Fund, L.L.C. (“Shamrock Partners” and, together with SAVF, SAVF II, SAVF III, and Shamrock General Partner, the “Shamrock Funds”). Pursuant to the filing, SAVF reports that it had shared voting and shared dispositive power over 2,521,213 shares. Pursuant to the filing, SAVF II reports that it had shared voting and shared dispositive power over 1,893 shares. Pursuant to the filing, SAVF III reports that it had shared voting and shared dispositive power over 149,679 shares. Pursuant to the filing, Shamrock General Partner reports that it had shared voting and shared dispositive power over 2,672,785 shares. Pursuant to the filing, Shamrock Partners reports that it had sole voting and sole dispositive power over 2,672,785 shares.

(4)	Information presented is based on a Schedule 13G/A filed with the SEC on February 10, 2009 by The Guardian Life Insurance Company of America (“GLI”), Guardian Investor Services LLC (“GIS”), RS Investment Management Co. LLC (“RS Investment Management”), and RS Partners Fund. Pursuant to the filing, GLI, GIS, and RS Investment Management report that they had shared voting and shared dispositive power over 2,212,130 shares. Pursuant to the filing, RS Partners Fund reports that it had shared voting and shared dispositive power over 1,444,434 shares.

(5)	Information presented is based on a Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA. (“BGI”), Barclays Global Fund Advisors (“BGF”), Barclays Global Investors, LTD (“Barclays Investors”), Barclays Global Investors Japan Limited (“Barclays Japan Limited”), Barclays Global Investors Canada Limited (“Barclays Canada Limited”), Barclays Global Investors Australia Limited (“Barclays Australia Limited”), and Barclays Global Investors (Deutschland) AG (“Barclays Deutschland”). Pursuant to the filing, BGI reports that it had sole voting power over 558,506 shares and sole dispositive power over 661,595 shares. Pursuant to the filing, BGF reports that it had sole voting power over 817,503 shares and sole dispositive power over 1,139,065 shares. Pursuant to the filing, Barclays Investors reports that it had sole voting power over 600 shares and sole dispositive power over 18,581 shares. Pursuant to the filing, Barclays Japan Limited, Barclays Canada Limited, Barclays Australia Limited, and Barclays Deutschland report that they had no voting power or dispositive power over shares.

(6)	Information presented is based on a Schedule 13G/A filed with the SEC on January 12, 2009 by William Blair & Company, L.L.C.

(7)	The number of shares beneficially owned by Mr. Ahitov includes (a) 3,128 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009 and (b) 2,033 shares of unvested restricted stock. Mr. Ahitov disclaims beneficial ownership over any shares owned by the Shamrock Funds even though Mr. Ahitov is the Vice President and Portfolio Manager of Shamrock Capital Advisors, Inc. (an affiliate of SAVF) and also a senior portfolio manager for SAVF, SAVF II, and SAVF III.

(8)	The number of shares beneficially owned by Ms. Bevier includes (a) 56,758 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009 and (b) 2,677 shares of unvested restricted stock.

(9)	The number of shares beneficially owned by Mr. Eskenazy includes (a) 61,062 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009, (b) 2,033 shares of unvested restricted stock, and (c) 8,236 shares held in a margin account.

(10)	The number of shares beneficially owned by Mr. O’Connor includes (a) 1,054 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009 and (b) 717 shares of unvested restricted stock.

(11)	The number of shares beneficially owned by Mr. Sznewajs includes (a) 5,566 shares credited to Mr. Sznewajs’s deferred account under the Outside Directors’ Deferred Compensation Plan, (b) 39,562 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009, and (c) 2,033 shares of unvested restricted stock.

(12)	The number of shares beneficially owned by Mr. Woodard includes (a) 44,562 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009 and (b) 2,033 shares of unvested restricted stock.

(13)	Mr. Cole retired as a director and as the Company’s Chief Executive Officer effective March 31, 2009. The number of shares beneficially owned by Mr. Cole includes (a) 500,668 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009 and (b) 23,178 shares held in trust under the Cole Living Trust, dated August 5, 2003, and any amendments thereto, for the benefit of Mr. Cole and his spouse, with Mr. Cole and his spouse as trustees.

(14)	Mr. Davis is a member of our Board of Directors. The number of shares beneficially owned by Mr. Davis includes (a) 25,000 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009 and (b) 44,023 shares of unvested restricted stock, 22,340 of which are a target amount subject to adjustment and vesting based on the Company’s achievement of certain performance targets.

(15)	Mr. Turner resigned as the Company’s Chief Financial Officer effective May 31, 2009. The number of shares beneficially owned by Mr. Turner includes (a) 273,436 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009 and (b) 29,781 shares of unvested restricted stock, 11,480 of which may become vested pro rata, based on the number of days in calendar year 2009 that Mr. Turner is employed by the Company compared to 365, and based on the Company’s achievement of certain performance targets.

(16)	The number of shares beneficially owned by Mr. Rench includes (a) 84,279 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009, (b) 9,195 shares of unvested restricted stock, 3,780 of which are a target amount subject to adjustment and vesting based on the Company’s achievement of certain performance targets, and (c) 3,046 shares held by his spouse.

(17)	The number of shares beneficially owned by Mr. Camara includes (a) 102,894 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009 and (b) 12,556 shares of unvested restricted stock, 5,410 of which are a target amount subject to adjustment and vesting based on the Company’s achievement of certain performance targets.

(18)	The number of shares beneficially owned by Mr. Blakely includes (a) 76,894 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009 and (b) 12,556 shares of unvested restricted stock, 5,410 of which are a target amount subject to adjustment and vesting based on the Company’s achievement of certain performance targets.

(19)	The number of shares beneficially owned by all directors and executive officers as a group includes (a) 588,841 shares issuable upon the exercise of options exercisable within 60 days of April 10, 2009 and (b) 106,922 shares of unvested restricted stock, 47,910 of which is the aggregate of the target amounts subject to adjustment and vesting based on the Company’s achievement of certain performance targets.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Coinstar’s directors, officers, and beneficial holders of more than 10% of a registered class of Coinstar’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To our knowledge, other than the late transactions disclosed in the Proxy Statement for the 2008 Annual Meeting of Stockholders, all of our current directors, officers, and beneficial holders of more than 10% of the Company’s stock complied with all of the Section 16(a) reporting requirements applicable to them with respect to transactions during fiscal year 2008, except that two transactions by James C. Blakely were reported late: (i) Mr. Blakely filed a late Form 4 in 2008 with respect to the tendering of shares to Coinstar to satisfy his tax withholding obligations for a restricted stock award; and (ii) Mr. Blakely filed a Form 5 in 2009 reporting a late Form 4 transaction that occurred in 2008 with respect to the tendering of shares to Coinstar to satisfy his tax withholding obligations for a restricted stock award. In addition, Ronald B. Woodard filed a late Form 4 in 2009 with respect to a purchase of shares that occurred in a prior year and David W. Cole filed a late Form 4 in 2009 with respect to the tendering of shares to Coinstar to satisfy his tax withholding obligations for a restricted stock award in 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Compensation Programs

Compensation Philosophy and Policies

Our executive compensation programs are designed to attract, motivate, and retain executive officers critical to our long-term success and the creation of stockholder value. The decisions by the Compensation Committee of the Board of Directors (for purposes of the Compensation Discussion and Analysis, the “Committee”) concerning the specific compensation elements and total compensation paid or awarded to our executive officers for 2008 were made with the intent that executive compensation:

•	remain aligned with the goal of enhancing stockholder value; and

•	reflect evolving compensation standards and practices among our peer group companies (described below).

The Committee believes that the allocation among the different forms of compensation should vary based on the position and level of responsibility. For example, those executives with the greater ability to influence

Company performance will have a higher level of at-risk compensation in the form of an increased percentage of total compensation in stock options, restricted stock awards, performance-based restricted stock, and performance-based short-term incentives. The lower the level of influence of an executive on Company performance, the higher the percentage of their total compensation is in the form of base salary with a correspondingly lower percentage of stock options, restricted stock awards, performance-based restricted stock, and performance-based short-term incentives. Accordingly, the Committee designs executive compensation for higher-level executives to align closely with stockholders’ and our long-term shared interests.

Particular factors affecting the Committee’s decisions for 2008 included:

•	“total” compensation —the Committee believes executive compensation packages should take into account the competitiveness of each component of compensation, but also total compensation, which includes: base salary, short-term (cash) and long-term (equity) incentives, and benefits;

•	“pay-for-performance” —the Committee believes a significant portion of executive compensation should be determined based on Company and line of business results as compared to quantitative and qualitative performance goals set at the beginning of each year to ensure accountability and motivate executives to achieve a higher level of performance;

•	“at-market” compensation —the Committee believes executive compensation levels should generally be at or above the median compensation awarded to similarly situated peer group companies in order to attract and retain the most qualified candidates;

•	“stockholder aligned” compensation — the Committee believes equity compensation awarded to executive officers (consisting of a mix of stock options, restricted stock awards, and performance-based restricted stock) should be a significant portion of each executive’s compensation and should further the shared interests of our executives and stockholders;

•	“fair” compensation —the Committee believes executive compensation levels should be perceived as fair, both internally and externally; and

•	“tax deductible” compensation —the Committee believes we should maximize the tax deductibility of compensation paid to executive officers, as permitted under Section 162(m) of the Code, but may approve components of executive compensation that will not meet the requirements of Section 162(m) in order attract, motivate, and retain executives.

The compensation philosophy and policies for 2008 were established based on discussion among the Committee, management, and outside consultants. The Committee reviews the compensation philosophy and policies annually when determining the next year’s executive compensation.

Benchmarking of Compensation

In order to attract and retain the most qualified candidates and depending on the executive’s position and/or the component of compensation, the Committee’s intent is to generally set the components of executive compensation (base salary, short-term incentives, and long-term incentives) at the median or above the median but below the 75th percentile of compensation awarded to similarly situated peer group companies. The Committee reviews survey data/market studies in order to generally determine competitive market pay and market/industry trends in executive compensation.

For 2008 executive compensation, the Committee retained Towers Perrin as a compensation consultant to conduct a total direct compensation analysis for the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, and to make recommendations for changes based on Coinstar’s pay philosophy, business objectives, and stockholder expectations. For all other executives, the Committee did not rely on a new market analysis but instead aged the data used for determination of 2007 compensation by 3.5% to reflect inflation. Towers Perrin conducted a competitive market analysis of the three executive positions that included published national survey sources of similarly sized companies augmented by proxy data of predominantly West Coast companies of similar size with price to earnings multiples similar to the Company’s. For the 2008 analysis, three new peer companies were added to the proxy data analysis (Bally Technologies, Inc., Euronet Worldwide, Inc. and WMS Industries Inc.) and four companies that were in the peer group for 2007 were excluded (Esterline Technologies, Inc., Keystone Automotive Industries, Inc., MacDermid, Incorporated, and Mentor Graphics Corporation).

The data gathered included 25th percentile, 50th percentile (median) and 75th percentile base salary and actual cash compensation levels as well as 50th percentile and 75th percentile long-term incentive and total direct compensation levels. Specifically, Towers Perrin provided data from the 2007 Mercer Executive Compensation Survey Report (for companies with $500 million to $1 billion in revenues), the 2007/2008 Watson Wyatt Survey Report on Top Management Compensation (for companies with $250 million to $1 billion in revenues) and the proxy data for the following West Coast companies:

AMIS Holdings, Inc.	IHS, Inc.
Bally Technologies, Inc.	Intersil Corporation
bebe stores, inc.	Itron, Inc.
Brocade Communication Systems, Inc.	Nautilus, Inc.
Charlotte Russe Holding, Inc.	Netflix, Inc.
Coherent, Inc.	Oakley, Inc.
Coldwater Creek Inc.	Pinnacle Entertainment, Inc.
Euronet Worldwide, Inc.	Polycom, Inc.
FLIR Systems, Inc.	Resmed, Inc.
Getty Images, Inc.	Resources Connection, Inc.
Global Cash Access Holdings, Inc.	Sterling Financial Corporation
Gottschalks Inc.	WMS Industries Inc.

Elements of Compensation

Elements of In-Service Compensation and Benefits

Compensation paid to our executive officers in 2008 consisted of the following components: base salary, short-term (cash) incentives, long-term (equity) incentives, and other benefits. We pay base salaries in order to attract and retain executives as well as to provide a base of cash compensation for employment for the year. We pay short-term incentives to reward executive officers for individual and team performance and for achieving key measures of corporate performance. We pay long-term incentives in order to retain executives as well as to align the interests of executives directly to the long-term interests of our stockholders.

Base Salary.  Base salaries for our executive officers are determined by evaluating the following factors:

•	the responsibilities of the position;

•	the strategic value of the position;

•	the experience and skills of the individual filling the position; and

•	market data for comparable positions in peer group companies.

Base salaries are reviewed annually and are effective January 1 of the new fiscal year. The Committee may adjust base salaries from time to time to recognize changes in individual performance, promotions, and competitive compensation levels.

In February 2008, the Committee established 2008 base salaries for the Named Executive Officers who were employees at that time, as follows:

		Percentage Increase
Named Executive Officer	2008 Base Salary	Over 2007 Base Salary

David W. Cole	$475,000	0%
Brian V. Turner	364,000	0%
Donald R. Rench	247,503	10%
Alexander C. Camara	245,003	0%
James C. Blakely	262,005	0%

Mr. Rench received a 10% increase in base salary from 2007 to 2008 in order to adjust his base salary closer to the 50th percentile range of other general counsels at our peer group companies. The Committee did not increase base salaries for our other Named Executive Officers because it believed that the base salaries were generally competitive when compared to similar positions at our peer group companies and therefore that no increases were necessary.

In April 2008, Mr. Davis joined the Company as Chief Operating Officer. In connection with his hire, the Committee established his 2008 base salary at $400,000, based on a review of market data from Towers Perrin for Chief Operating Officer positions at similarly situated companies and a review of Mr. Davis’s salary history.

In June 2008, as a result of the additional responsibilities imposed on Mr. Camara in connection with his temporary assignment with the Entertainment line of business and Operations, the Committee approved a temporary increase to Mr. Camara’s base salary, from $245,003 to $300,000, which was originally intended to apply from April 1, 2008 until the duration of such temporary assignment. In March 2009, upon recommendation of our Chief Operating Officer, the Committee determined that Mr. Camara’s base salary increase to $300,000 would no longer be temporary because his temporary assignment had become permanent. The Committee based this determination on a review of market data for comparable positions in peer group companies.

Short-Term Incentives.  The 2008 short-term incentives awarded to our Named Executive Officers were awarded under the 2008 Incentive Compensation Plan, which consisted of a cash bonus to reward executives for performance during the 2008 fiscal year. Unlike the 2007 Incentive Cash Bonus Plan, the plan adopted by the Committee for 2008 provided full discretion to the Committee to determine the amount of the payouts, while still focusing executive officers on the achievement of corporate performance measures. By maintaining full discretion, the Committee retained the flexibility to vary the amount of the payouts based on a holistic review of corporate performance after the completion of the performance period.

The 2008 Incentive Compensation Plan was structured as follows: 70% was based on the Committee’s discretion after reviewing the Company’s achievement of certain performance measures described below and 30% was based on Committee discretion after evaluating the management team’s and/or individual performance. Of the 70% attributable to the Committee’s review of achievement of corporate performance measures, once certain minimum thresholds were achieved as described below, eligible executive officers could have received between 0% and 200% of their target amount, depending on the level of achievement of the measures. Of the 30% attributable to the Committee’s discretion after evaluating the management team’s and/or individual performance, participants under the plan could have received between 0% and 200% of their target amount.

As noted above, the Committee believes that those executives with the greater ability to influence Company performance should have a higher level of at-risk compensation. Accordingly, target bonus amounts under the 2008 Incentive Compensation Plan varied by position. The target cash bonus established for each participating Named Executive Officer constituted a percentage of each officer’s actual base salary, as set forth in the table below. The target award percentages for 2008 were the same as for 2007.

Target Award as
a Percentage of
Actual Base
Named Executive Officer	Salary

David W. Cole	60%
Paul D. Davis	60%
Brian V. Turner	50%
Donald R. Rench	30%
Alexander C. Camara	40%
James C. Blakely	50%

For the 70% attributable to the Committee’s discretion after reviewing achievement of corporate performance measures, the measures in the following table were reviewed by the Committee. These measures were recommended by management to the Committee because they believe they are key drivers of stockholder value. Revenue and EBITDA are important measures of annual performance, while installation numbers are essential to long-term Company growth. Cross-selling is a key measure of the Company’s business strategy. The “Minimum Goal Range” represented the minimum level of achievement needed in order for the Committee to use its discretion to determine the level of payout (between 0% and 200%) attributable to that measure, based on the applicable weighting for that measure.

	Minimum		Actual
Performance Measure	Goal Range*	Weighting	Achievement*

Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)	$135-145 million	35.0%	$159.9 million
Revenue	$800-850 million	35.0%	$911.9 million
Coin Machine Installations	1,250-1,750	7.5%	3,001
DVD Machine Installations	3,500-4,500	7.5%	6,700
Cross-Selling (selling a different product line to an existing Company customer as evidenced by a signed contract)	3,000-7,000	1.5%	8,542

*	Includes Redbox results. Calculation of actual achievement was to exclude the effects of any acquisitions completed during 2008 and was to be adjusted for any divestitures for 2008. No exclusions or adjustments were actually made.

Upon review of the Company’s achievement of the performance measures above, the Committee determined that Messrs. Cole, Davis, Turner, Blakely and Rench would receive 119% of the portion of their target award attributable to this component of the plan, which is equivalent to the blended average resulting from the percentage achievement of each performance measure at the high end of the applicable minimum goal range. The Committee awarded Mr. Camara 110% of the portion of his target award attributable to this component of the plan, which was calculated in the same manner as for the other Named Executive Officers, except that it was based on the level of achievement by Coinstar without including Redbox results and without giving weight to DVD machine installations (the weighting of Coin machine installations was doubled), given that Mr. Camara’s role in Redbox’s results was limited.

For the 30% attributable to the Committee’s discretion after evaluating the management team’s and/or individual performance, the Committee considered the recommendations of the Chief Executive Officer and the Chief Operating Officer for each of the other Named Executive Officers and conducted its own evaluation of the Chief Executive Officer and Chief Operating Officer. The following table summarizes the individual performance factors evaluated by the Committee for each Named Executive Officer and the percentage payout approved by the Committee for this component of the plan:

Named Executive Officer	Individual Performance Factors	Payout%

David W. Cole	High involvement with Redbox, including serving on its board and negotiating purchase of Redbox shares from McDonald’s; established strategic relationship with Wal-Mart; led proxy contest settlement; led process to hire Chief Operating Officer and implement succession plan; restructured Entertainment and E-Pay line of business leadership.	100%
Paul D. Davis	Gained respect of leadership team; in process of executing seamless transition to Chief Executive Officer position; improved level of accountability for other leaders; high involvement with Redbox, including serving on its board; developed management and Company strategic plans.	100%
Brian V. Turner	Coordinated proxy contest activities; completed acquisition of GroupEx; high involvement with Redbox, including serving on its board; strong financial stewardship during difficult economic year; negotiated favorable credit terms; developed/evaluated new product line.	80%
Donald R. Rench	Led legal team during proxy contest; successful settlement/resolution of litigation; completed closing of GroupEx; high involvement in Redbox, including acquisition of Redbox shares from McDonald’s; strong support for board/committee meetings.	135%
Alexander C. Camara	Instrumental in strong Coin machine installations; strong execution of Wal-Mart relationship; decreased certain expenses for line of business; increased morale, teamwork, and execution in the Entertainment line of business.	90%
James C. Blakely	Led team in strong Coin and DVD machine installations, including Redbox; led team in strong cross-selling results; instrumental in Wal-Mart relationship.	100%

Overall, the total cash bonuses paid to our Named Executive Officers under the 2008 Incentive Compensation Plan ranged from 104% to 123% of each of their respective target bonus amounts. Total individual cash bonuses paid to each of our Named Executive Officers for 2008 consisted of the following:

	Discretionary Bonus	Discretionary Bonus
Named Executive	Based on Company	Based on Individual
Officer	Performance	Performance	Total Bonus

David W. Cole	$236,363	$85,500	$321,863
Paul D. Davis	146,347	52,938	199,285
Brian V. Turner	150,941	43,680	194,621
Donald R. Rench	61,580	22,275	83,855
Alexander C. Camara	89,175	31,163	120,338
James C. Blakely	108,644	53,055	161,699

Long-Term Incentives.  Long-term incentives awarded to our executive officers consist of equity compensation in the form of stock options, restricted stock awards, and performance-based restricted stock awards. All long-term incentive grants to the Named Executive Officers are approved by the Committee. Annual long-term incentive grants are typically granted at the beginning of the service period for which the awards are granted (i.e., the long-term incentive grants for performance in 2007 were made in February 2007) in order to motivate and retain the executive for the upcoming year. The Committee also periodically makes promotional or new hire option grants.

The Committee believes that stock ownership is an essential tool to align the interests of our executives and stockholders. Generally, the higher the level of the executive’s position, the greater the percentage of long-term incentives granted in the form of stock options, restricted stock, and performance-based restricted stock, which we consider to be at-risk compensation. The Committee believes that a percentage of total compensation should be at-risk in terms of option price and Company performance. Based on this philosophy, the Committee began granting performance-based restricted stock in 2007.

Annual Long-Term Incentives

For 2008, the Committee delivered the same annual long-term incentive compensation value to Named Executive Officers as it did for 2007, comprised of 60% stock options, 20% restricted stock, and 20% performance-based restricted stock, based on an evaluation of the following factors:

•	the anticipated contribution by the executive officer;

•	the equity awards required from a competitive point of view to retain the services of a valued executive officer;

•	market data for comparable positions at our peer group companies;

•	the number of stock options or restricted stock awards currently held by the executive officer; and

•	the value of long-term incentives as a percentage of total compensation.

The Committee did not assign a relative weight to any one particular factor. Based on the Committee’s evaluation of these factors, the Committee believes the grants of stock options, restricted stock and performance-based restricted stock were merited.

In February 2008, our then existing Named Executive Officers received the following stock options and restricted stock awards:

		Stock
Named Executive Officer	Restricted Stock	Options

David W. Cole	7,889	78,334
Brian V. Turner	4,180	41,506
Donald R. Rench	1,361	13,516
Alexander C. Camara	1,972	19,578
James C. Blakely	1,972	19,578

In April 2008, in connection with his hire, the Committee granted Mr. Davis a stock option to purchase 100,000 shares of Coinstar common stock and a restricted stock award for 10,000 shares of Coinstar common stock. The Committee reviewed market data from Towers Perrin for Chief Operating Officer positions at similarly situated companies in determining the size of these initial awards.

All restricted stock awards granted to the Named Executive Officers in 2008 vest (and are no longer subject to forfeiture) in equal annual installments over the period from the date of award until the fourth anniversary of the date of award. All stock options granted to the Named Executive Officers in 2008 have a term of five years and vest and become exercisable in equal annual installments over the period from the date of award until the fourth anniversary of the date of award. The exercise price for all option grants is set at the closing price on the date on which the option grant is made.

Although we do not have, nor do we intend to have, a program, plan, or practice to time stock option grants to our existing executives or to new executives in coordination with the release of material nonpublic information for the purpose of affecting the value of executive compensation, rather than approving grants of stock options and restricted stock awards to our executives in late January 2008 as originally scheduled, the Committee delayed approval of stock option and restricted stock awards until its meeting in February 2008, after announcement of an agreement to expand Coinstar Centers and Redbox DVD rental kiosks in Wal-Mart stores, because the Committee believed that this approach would be more fair to stockholders.

Executive officers received performance-based restricted stock awards in June 2008 for 2008 compensation. Similar to the performance-based restricted stock awards granted for 2007, the Committee decided to use EBITDA as the performance measure for the 2008 awards. The Committee chose EBITDA because of its importance as a measure of annual performance. The performance-based restricted stock awards were earned depending on the level of achievement of the EBITDA performance goal as follows:

Performance Goal	Minimum	Target	Maximum

EBITDA (excluding acquisitions and one time charges, but including stock option expense)	$135 million	$140 million	$145 million

If the minimum specified EBITDA performance goal for 2008 had not been achieved, the performance-based restricted stock awards would have been forfeited. An executive could earn up to 150% of the target number of shares if the maximum specified EBITDA performance goal for 2008 was achieved, with interpolation for achievement between specified levels. Once the performance-based restricted stock awards are earned, the shares begin to vest in equal annual installments on each of March 1, 2009, 2010, and 2011, provided the executive continues to provide services to us.

As noted above, the performance-based restricted stock awards (at target) comprised 20% of the value of long-term incentive compensation delivered to each Named Executive Officer for 2008. The following table shows the number of performance-based shares of restricted stock that could have been earned by an executive, depending on the level of achievement of the performance goal:

Named Executive Officer	Minimum	Target	Maximum

David W. Cole	3,309	6,619	9,928
Paul D. Davis	2,627	5,253	7,880
Brian V. Turner	1,753	3,507	5,260
Donald R. Rench	571	1,142	1,713
Alexander C. Camara	827	1,654	2,481
James C. Blakely	827	1,654	2,481

At its meeting on February 25, 2009, the Committee determined that the Company exceeded the maximum level of achievement with EBITDA of $159.9 million, calculated as described above under the description of the 2008 Incentive Compensation Plan. Accordingly, the Committee established the total amount of restricted stock earned by the Named Executive Officers under their respective performance-based restricted stock awards as noted in the table above for achievement at the maximum level.

For 2009, the Committee changed the mix of long-term incentive compensation from 60% stock options, 20% restricted stock and 20% performance-based restricted stock to 30% stock options, 20% restricted stock, and 50% performance-based restricted stock. The Committee believes this mix places additional emphasis on performance, while maintaining strong stockholder alignment. In addition, a second performance measure was added to the performance-based restricted stock awards, so that 80% will be based on achievement of an EBITDA goal and 20% will be based on achievement of an EBITDA percentage, which measures EBITDA as a fraction of revenue.

Special Long-Term Incentive

In April 2008, Mr. Blakely was awarded a special restricted stock award for 4,000 shares of Coinstar common stock in recognition of his performance relative to establishing Coinstar’s relationship with Wal-Mart Stores, Inc. The restricted stock award vests based on the number of Coin machine installations in Wal-Mart stores completed between January 1, 2006 and December 31, 2009, with 25% of the restricted stock vesting when the first 1,000 installations are completed and the remaining restricted stock vesting in three equal installments for each additional 500 installations completed.

Other Benefits and Perquisites.  Executive officers may receive additional benefits and limited perquisites that are (i) similar to those offered to our employees generally or (ii) in the Committee’s view, are reasonable, competitive, and consistent with our overall executive compensation program. Perquisites are reviewed by the Committee when made. All of our executives are reimbursed for tax-planning assistance and, in limited circumstances (and generally on a case-by-case basis), Coinstar pays the travel expenses associated with spousal attendance at certain business-related conferences for our executives. We provide medical, dental, and group life insurance benefits to each executive officer, similar to those provided to all other Coinstar employees. Also, as provided to all other Coinstar employees, Coinstar matches a portion of each executive’s contribution to his or her account in the Coinstar 401(k) retirement plan.

Prior to 2005, we provided an opportunity for executives to defer portions of their annual cash compensation into tax-deferred interest-bearing accounts pursuant to our Executive Deferred Compensation Plan (the “EDCP”). Effective January 1, 2005, the Committee suspended future deferrals under this plan due to low participation. Executives who had previously deferred a portion of their cash compensation continue to maintain interests in the plan. These interests are shown in the 2008 Nonqualified Deferred Compensation Table in this Proxy Statement.

Elements of Post-Termination Compensation and Benefits

Employment Agreements and Change-of-Control Agreements.  During 2008, we had employment agreements with Messrs. Cole, Davis, and Turner and had double-trigger change-of-control agreements with all of our Named Executive Officers. Executive officers who do not have an employment agreement serve at the will of the Board of Directors, thus enabling the Board to remove an executive officer whenever it is in our best interests, with full discretion on any severance package (excluding vested benefits). The Committee believes that the employment agreements and change-of-control agreements that had been entered into were merited in light of all relevant circumstances, including each individual’s past employment experience, desired terms and conditions of employment, and the strategic importance of their respective positions, including stability and retention. The Committee believes that employment agreements were necessary in order to attract and retain the executives. The Committee believes that the change-of-control agreements are necessary in order to retain and maintain stability among the executive group in the event of a potential or actual change-of-control and that the terms of the change-of-control agreements were reasonable based on its review of the change-of-control agreements for similarly situated peer group companies. The Committee and outside consultants reviewed the agreements at the time they were entered into in order to determine current market terms for the particular executive and agreement.

Officer Stock Ownership Guidelines

Because the Committee believes that stock ownership is an essential tool to align management and stockholder interests, the Committee has adopted a program to require our executive officers to own prescribed amounts of Coinstar common stock. Under this program (as revised by the Committee in April 2008), the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer must own shares of Coinstar common stock (including restricted stock, whether or not vested) equal in value to 75% of their respective base salary. All other executive officers must own stock equal in value to 50% of their base salary. The program was originally adopted in December 2002 and became effective in January 2003, with a four-year phase-in period. Persons that are named as executive officers subsequent to adoption of the program are granted a four-year grace period to meet the program requirements. Executive officers must show progress of 25% per year until the four-year target is met. The shares owned are valued at the greater of (i) the price at the time of purchase/acquisition or (ii) the current market value. The stock ownership guidelines are annually reviewed by the Committee, including executive compliance with the guidelines along with any changes necessary to the guidelines.

As of December 31, 2008, each of our executive officers subject to the guidelines had met the stock ownership requirements.

Tax Considerations

Tax Deductibility of Executive Compensation

Section 162(m) of the Code imposes a $1 million limit on the amount that a publicly traded corporation may deduct for compensation paid to the Chief Executive Officer and the three other most highly compensated executives (other than the Chief Financial Officer) in a fiscal year. “Performance-based compensation” is excluded from this $1 million limit. Stock options and certain performance-based restricted stock awards granted to our executive officers pursuant to our equity compensation plans are designed to qualify for the performance-based exemption. Restricted stock awards granted to our executive officers have not been designed to qualify for the performance-based exemption. While the Committee believes it is important to maximize the tax deductibility of compensation paid to our executive officers, the Committee has not adopted a policy that all compensation must be tax-deductible and qualified under Section 162(m). In order to maintain ongoing flexibility of our compensation programs, the Committee may from time to time approve incentive and other compensation that exceeds the $1 million limit.

Section 409A Compliance

We considered the impact of Section 409A of the Code on our compensation programs. Section 409A imposes tax penalties on certain nonqualified deferred compensation arrangements. We operate our covered arrangements in a manner intended to avoid the adverse tax treatment under Section 409A. Certain amendments were made in 2008 to covered arrangements in this regard.

Risk Assessment

In developing and reviewing the Company’s executive incentive programs, the Committee considered the business risks inherent in program designs to ensure they do not induce executives to take unacceptable levels of business risk for the purpose of increasing their incentive plan awards at the expense of stockholder interests. The Committee is satisfied that the plan designs are conservative in this respect and that together the compensation components work as a check and balance to ensure executive incentives are fully consistent with stockholder interests. The Committee believes that as a result of our use of different types of equity compensation awards that provide a balance of long- and short-term incentives, and our stock ownership guidelines, the Company’s executive compensation program does not encourage our management to take unreasonable risks relating to the business.

Policy on Reimbursement of Incentive Payments

In March 2009, the Committee approved the Policy on Reimbursement of Incentive Payments, which provides that the Company may, in its discretion, require reimbursement of any annual incentive payment or long-term incentive payment to an executive officer or standing officer where (a) the payment (in shares of the Company’s common stock or otherwise) was predicated upon achieving financial results that were subsequently the subject of a material restatement of the Company’s financial statements filed with the SEC; (b) the Board of Directors or the Committee determines that the individual engaged in intentional misconduct that caused or substantially caused the need for the restatement; and (c) a lower payment would have been made to the individual based upon the restated financial results. In each such case, the Company, in its discretion, may do one or more of the following: (i) cancel any or all outstanding annual incentive awards or long-term incentive awards held by such individual; (ii) demand that the individual return to the Company any or all cash amounts paid to the individual in settlement of an annual incentive award or any or all shares of the Company’s common stock issued to the individual in settlement of a long-term incentive award; and (iii) demand that the individual pay over to the Company any or all of the proceeds received by the individual upon the sale, transfer or other transaction involving shares of the Company’s common stock issued in settlement of a long-term incentive award.

This policy applies and is effective with respect to any annual incentive plan established by the Company with a performance period commencing on or after January 1, 2009 and any long-term incentive awards granted by the Company on or after January 1, 2009.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Deborah L. Bevier, Chairperson
Arik A. Ahitov
Robert D. Sznewajs

NAMED EXECUTIVE OFFICER COMPENSATION

2008 Summary Compensation Table

The following table shows for the fiscal year ended December 31, 2008, compensation earned by our former Chief Executive Officer, our current Chief Executive Officer, our Chief Financial Officer, and the other individual who served as an executive officer as of December 31, 2008, as well as two individuals for whom disclosure would have otherwise been required but for the fact that they were not serving as executive officers as of December 31, 2008 (the “Named Executive Officers”).

									Non-Equity
					Stock		Option		Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus		Awards		Awards		Compensation	Compensation (1)	Total

David W. Cole (2)	2008	$475,000	$321,863	(3)	$537,231	(4)	$754,329	(4)	—	$11,052	$2,099,475
Former Chief Executive	2007	474,653	—		378,337		746,126		254,762	7,982	1,861,860
Officer	2006	400,014	—		208,650		830,215		201,407	7,321	1,647,607
Paul D. Davis (5)	2008	$294,102	$199,285	(3)	$127,154	(4)	$148,644	(4)	—	$8,300	$777,485
Chief Executive Officer
and Director
Brian V. Turner (6)	2008	$364,000	$194,621	(3)	$320,003	(4)	$452,240	(4)	—	$12,105	$1,342,969
Chief Financial Officer	2007	364,000	—		243,093		604,271		162,690	6,071	1,380,125
	2006	350,168	—		153,125		702,989		178,060	9,562	1,393,904
Donald R. Rench	2008	$247,503	$83,855	(3)	$71,588	(4)	$133,870	(4)	—	$9,932	$546,748
General Counsel and
Corporate Secretary
Alexander C. Camara	2008	$288,542	$120,338	(3)	$87,721	(4)	$239,921	(4)	—	—	$736,522
Senior VP and General	2007	245,003	5,468		49,391		232,985		87,604	—	620,451
Manager, Worldwide
Coin & Entertainment
James C. Blakely	2008	$262,005	$161,699	(3)	$207,281	(4)	$220,088	(4)	—	$13,277	$864,350
Chief Customer Officer	2007	262,005	13,912		49,391		249,688		117,103	8,390	700,489
	2006	247,572	—		18,873		193,611		122,177	8,735	590,968

(1)	Represents 401(k) retirement plan matching contributions.

(2)	Mr. Cole retired as the Company’s Chief Executive Officer effective March 31, 2009.

(3)	Amount reflects the discretionary cash bonuses paid to Named Executive Officers for fiscal year 2008 based on individual and Company performance pursuant to the 2008 Incentive Compensation Plan, which is further described in “Compensation Discussion and Analysis.”

(4)	Amount reflects the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards (“FAS”) 123R (excluding the accounting effect of any estimate of future forfeitures, and reflecting the effect of any actual forfeitures) for the fiscal year ended December 31, 2008. Accordingly, the amount includes amounts from awards granted in or prior to 2008. For additional information regarding the FAS 123R calculation and assumptions, please see notes 2 and 10 to the Company’s audited financial statements included in the Form 10-K.

(5)	Mr. Davis was appointed Chief Operating Officer effective April 7, 2008. Mr. Davis became the Company’s Chief Executive Officer effective April 1, 2009.

(6)	Mr. Turner resigned as the Company’s Chief Financial Officer effective May 31, 2009.

2008 Grants of Plan-Based Awards Table

The following table shows equity awards granted to our Named Executive Officers under the 1997 Plan, for the fiscal year ended December 31, 2008.

					All Other	All Other
					Stock	Option
					Awards:	Awards:	Exercise
					Number of	Number of	or Base	Grant Date
		Estimated Future Payouts Under			Shares of	Securities	Price of	Fair Value
		Equity Incentive Plan Awards			Stock or	Underlying	Option	of Stock
	Grant	Threshold	Target	Maximum	Units	Options	Awards	and Option
Name	Date	(#)	(#)	(#)	(#)(1)	(#)	($ / Sh)	Awards ($)

David W. Cole	—	3,309	6,619	9,928
	2/20/08				14,306			$447,584
	2/20/08					78,334	$31.94	739,473
Paul D. Davis	—	2,627	5,253	7,880
	4/7/08				10,000			$308,200
	4/7/08					100,000	$30.82	937,000

					All Other	All Other
					Stock	Option
					Awards:	Awards:	Exercise
					Number of	Number of	or Base	Grant Date
		Estimated Future Payouts Under			Shares of	Securities	Price of	Fair Value
		Equity Incentive Plan Awards			Stock or	Underlying	Option	of Stock
	Grant	Threshold	Target	Maximum	Units	Options	Awards	and Option
Name	Date	(#)	(#)	(#)	(#)(1)	(#)	($ / Sh)	Awards ($)

Brian V. Turner	—	1,753	3,507	5,260
	2/20/08				7,388			$231,298
	2/20/08					41,506	$31.94	391,817
Donald R. Rench	—	571	1,142	1,713
	2/20/08				2,388			$74,777
	2/20/08					13,516	$31.94	127,591
Alexander C. Camara	—	827	1,654	2,481
	2/20/08				3,255			$102,095
	2/20/08					19,578	$31.94	184,816
James C. Blakely	—	827	1,654	2,481
	2/20/08				3,255			$102,095
	2/20/08					19,578	$31.94	184,816
	4/1/08				4,000			114,000

(1)	Includes performance-based restricted stock earned for 2007 performance as follows: Mr. Cole, 6,417 shares; Mr. Turner, 3,208 shares; Mr. Rench, 1,027 shares; Mr. Camara, 1,283 shares; and Mr. Blakely, 1,283 shares.

Employment Agreements

David W. Cole, former Chief Executive Officer.  In January 2004, the Company entered into an employment agreement with our then Chief Executive Officer, David W. Cole. The agreement superseded all prior employment agreements between Mr. Cole and the Company. Under the terms of the employment agreement, the Company agreed to pay Mr. Cole an initial annual base salary of $346,700, subject to possible increase at the discretion of the Compensation Committee. Mr. Cole was also eligible to receive annual cash awards (under the non-equity incentive plan) based on the achievement of certain performance targets applicable to the award. For a description of the severance provisions in Mr. Cole’s employment agreement, please refer to the section entitled “Elements of Post-Termination Compensation and Benefits.” Mr. Cole retired effective March 31, 2009.

Paul D. Davis, former Chief Operating Officer; current Chief Executive Officer. In April 2008, the Company entered into an employment agreement with Paul D. Davis, in connection with his hire as our Chief Operating Officer. Under the terms of the employment agreement, the Company agreed to pay Mr. Davis an initial annual base salary of $400,000, subject to possible increase at the discretion of the Compensation Committee. Mr. Davis is also eligible to receive annual cash awards (under the non-equity incentive plan) based on the achievement of certain performance targets applicable to the award. In addition, Mr. Davis received a stock option grant to purchase 100,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on April 7, 2008 and a four-year vesting period, and a grant of 10,000 shares of restricted stock, with a four-year vesting period. For a description of the severance provisions in Mr. Davis’s employment agreement, please refer to the section below entitled “Elements of Post-Termination Compensation and Benefits.” Mr. Davis’s employment agreement was amended and restated as of April 1, 2009 in connection with his promotion to Chief Executive Officer.

Brian V. Turner, Chief Financial Officer.  In August 2005, the Company entered into an employment agreement with our Chief Financial Officer, Brian V. Turner. The agreement superseded all prior employment agreements between Mr. Turner and the Company. Under the terms of the employment agreement, the Company agreed to pay Mr. Turner an initial annual base salary of $270,400, subject to possible increase at the discretion of the Compensation Committee. Mr. Turner was also eligible to receive annual cash awards (under the non-equity incentive plan) based on the achievement of certain performance targets applicable to the award. For a description of the severance provisions in Mr. Turner’s employment agreement, please refer to the section entitled “Elements of Post-Termination Compensation and Benefits.” Mr. Turner resigned effective May 31, 2009.

2008 Incentive Compensation Plan

For 2008, short-term incentive awards were granted to our executive officers under the 2008 Incentive Compensation Plan. The 2008 awards consisted of discretionary cash awards tied to two components —

Company performance and individual performance. For additional information regarding the 2008 Incentive Compensation Plan, see “Compensation Discussion and Analysis.”

1997 Amended and Restated Equity Incentive Plan

Long-term incentives awarded to our executive officers consist of equity compensation in the form of stock options, restricted stock awards, and performance-based restricted stock awards under the 1997 Plan. Awards of restricted stock vest (and are no longer subject to forfeiture) in equal annual installments over the period from the date of award until the fourth anniversary of the date of award. The term of the options is five years and the options vest in equal annual installments over the period from the date of award until the fourth anniversary of the date of award. The exercise price for the option grants is equal to the closing price on the date of grant. Restricted stock under the performance-based restricted stock awards was earned based on the level of achievement of a specified performance goal. Once earned, the restricted stock vests in three equal annual installments, provided that the executive continues to provide services to us. For additional information regarding the performance-based restricted stock, see “Compensation Discussion and Analysis.”

Cash Compensation in Proportion to Total Compensation

The proportion of cash compensation compared to total compensation varies among the Named Executive Officers. Specifically, allocation among the different components of compensation varies based on the position and level of responsibility. For example, those Named Executive Officers with the greater ability to influence Coinstar’s performance will have a higher level of at-risk compensation in the form of an increased percentage of total compensation in stock options, restricted stock awards, and performance-based restricted stock. Except with respect to Mr. Davis, who began his employment with the Company in 2008 and therefore only received a new hire grant and not the standard long-term incentive compensation, the lower the level of influence of an executive, the higher the percentage of their total compensation is in the form of base salary with a correspondingly lower percentage of stock options, restricted stock awards, and performance-based short-term incentives. Accordingly, executive compensation for higher-level executives is set to align closely with stockholders’ and Coinstar’s long-term shared interests. In 2008, the percentage of total cash compensation as compared to total compensation was as follows: Mr. Cole, 38%; Mr. Davis, 63%; Mr. Turner, 42%; Mr. Rench, 61%; Mr. Camara, 56% and Mr. Blakely, 49%.

2008 Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the outstanding stock options and unvested stock awards held by each Named Executive Officer as of December 31, 2008.

	Option Awards							Stock Awards
												Equity
											Equity	Incentive Plan
					Equity						Incentive Plan	Awards:
					Incentive						Awards:	Market or
					Plan Awards:					Market	Number of	Payout Value
	Number of		Number of		Number of			Number of		Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option	Option	Stock That		Stock That	Rights That	Rights That
	Options (#)		Options (#)		Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable		Unexercisable		Options (#)	Price (1)	Date	Vested (#)		Vested (2)	Vested (#)	Vested ($)

David W. Cole	200,000		—			$21.24	10/8/2011
	47,776		—			$23.22	12/20/2012
	18,149		—			$18.19	1/2/2014
	64,821	(3)	1,379	(3)		$24.90	1/13/2015
	56,250	(4)	18,750	(4)		$23.90	12/12/2010
	18,125	(5)	54,375	(5)		$30.07	2/2/2012
	—	(6)	78,334	(6)		$31.94	2/20/2013
								5,500	(7)	$107,305
								3,000	(8)	$58,530
								9,375	(9)	$182,906
								7,889	(10)	$153,914
								4,279	(11)	$83,483
								6,619	(12)	$129,137
Paul D. Davis	—	(13)	100,000	(13)		$30.82	4/7/2013
								10,000	(14)	$195,100
								5,253	(12)	$102,486

	Option Awards							Stock Awards
												Equity
											Equity	Incentive Plan
					Equity						Incentive Plan	Awards:
					Incentive						Awards:	Market or
					Plan Awards:					Market	Number of	Payout Value
	Number of		Number of		Number of			Number of		Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option	Option	Stock That		Stock That	Rights That	Rights That
	Options (#)		Options (#)		Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable		Unexercisable		Options (#)	Price (1)	Date	Vested (#)		Vested (2)	Vested (#)	Vested ($)

Brian V. Turner	80,000		—			$18.59	4/29/2013
	45,000		—			$18.19	1/2/2014
	52,679	(3)	1,121	(3)		$24.90	1/13/2015
	30,000	(4)	10,000	(4)		$23.90	12/12/2010
	9,375	(5)	28,125	(5)		$30.07	2/2/2012
	—	(6)	41,506	(6)		$31.94	2/20/2013
								3,750	(7)	$73,163
								2,500	(8)	$48,775
								5,250	(9)	$102,428
								4,180	(10)	$81,552
								2,139	(11)	$41,732
								3,507	(12)	$68,422

Donald R. Rench	10,000		—			$14.00	3/15/2010
	2,800		—			$15.31	12/14/2010
	2,500		—			$23.30	12/13/2011
	5,000		—			$31.39	3/8/2012
	5,000		—			$30.00	8/8/2012
	13,000		—			$22.60	12/19/2012
	13,000		—			$18.19	1/2/2014
	13,513	(3)	287	(3)		$24.90	1/13/2015
	9,375	(4)	3,125	(4)		$23.90	12/12/2010
	3,212	(5)	9,637	(5)		$30.07	2/2/2012
	—	(6)	13,516	(6)		$31.94	2/20/2013
								325	(7)	$6,341
								350	(8)	$6,829
								1,575	(9)	$30,728
								1,361	(10)	$26,553
								686	(11)	$13,384
								1,142	(12)	$22,280

Alexander C. Camara	12,500		—			$23.30	12/13/2011
	13,000		—			$22.60	12/19/2012
	13,000		—			$18.19	1/2/2014
	10,000		—			$24.00	10/28/2014
	14,198	(3)	302	(3)		$24.90	1/13/2015
	3,750	(15)	1,250	(15)		$18.19	4/25/2010
	18,750	(16)	6,250	(16)		$19.10	10/24/2010
	5,625	(5)	16,875	(5)		$30.07	2/2/2012
	—	(6)	19,578	(6)		$31.94	2/20/2013
								350	(7)	$6,829
								425	(8)	$8,292
								1,500	(9)	$29,265
								1,972	(10)	$38,474
								856	(11)	$16,700
								1,654	(12)	$32,270

James C. Blakely	35,000		—			$18.00	5/24/2014
	14,198	(3)	302	(3)		$24.90	1/13/2015
	11,250	(4)	3,750	(4)		$23.90	12/12/2010
	5,625	(5)	16,875	(5)		$30.07	2/2/2012
	—	(6)	19,578	(6)		$31.94	2/20/2013
								350	(7)	$6,829
								425	(8)	$8,292
								1,500	(9)	$29,265
								1,972	(10)	$38,474
								856	(11)	$16,700
								1,000	(17)	$19,510
								1,654	(12)	$32,270

(1)	The per share option exercise price represents the closing price of the Company’s common stock on the date of grant.

(2)	Market value was determined by multiplying the number of shares of stock by $19.51 (the closing price of the Company’s common stock on December 31, 2008).

(3)	These options were granted on January 13, 2005 pursuant to the 1997 Plan with a term of ten years, and the awards vest over four years with 25% vesting one year from grant date and 2.08333% each full month thereafter.

(4)	These options were granted on December 12, 2005 pursuant to the 1997 Plan with a term of five years, and the awards vest over four years with 25% vesting one year from the grant date and 25% annually thereafter.

(5)	These options were granted on February 2, 2007 pursuant to the 1997 Plan with a term of five years, and the awards vest over four years with 25% vesting one year from the grant date and 25% annually thereafter.

(6)	These options were granted on February 20, 2008 pursuant to the 1997 Plan with a term of five years, and the awards vest over four years with 25% vesting one year from grant date and 25% annually thereafter.

(7)	Represents the unvested portions of awards made on January 13, 2005 pursuant to the 1997 Plan that vest 25% one year from the award date and 25% annually thereafter.

(8)	Represents the unvested portions of awards made on December 12, 2005 pursuant to the 1997 Plan that vest 25% one year from the award date and 25% annually thereafter.

(9)	Represents the unvested portions of awards made on February 2, 2007 pursuant to the 1997 Plan that vest 25% one year from the award date and 25% annually thereafter.

(10)	Represents the unvested portions of awards made on February 20, 2008 pursuant to the 1997 Plan that vest 25% one year from the award date and 25% annually thereafter.

(11)	Represents the unvested portions of performance-based restricted stock awards earned on February 20, 2008 (for 2007 performance) pursuant to the 1997 Plan that vest 33.33% on February 2, 2008 and 33.33% annually thereafter.

(12)	Represents the unvested portions of performance-based restricted stock awards made on June 5, 2008 (at target) pursuant to the 1997 Plan that, if earned for 2008 performance, vest 33.33% on March 1, 2009 and 33.33% annually thereafter. Please refer to “Compensation Discussion and Analysis” for a discussion of the actual restricted stock awards earned based on 2008 performance.

(13)	This option was granted on April 7, 2008 pursuant to the 1997 Plan with a term of five years, and the award vests over four years with 25% vesting one year from grant date and 25% annually thereafter.

(14)	Represents the unvested portion of an award made on April 7, 2008 pursuant to the 1997 Plan that vests 25% one year from the award date and 25% annually thereafter.

(15)	This option was granted on April 25, 2005 pursuant to the 1997 Plan with a term of five years, and the award vests over four years with 25% vesting one year from the grant date and 25% annually thereafter.

(16)	This option was granted on October 24, 2005 pursuant to the 1997 Plan with a term of five years, and the award vests over four years with 25% vesting one year from the grant date and 25% annually thereafter.

(17)	Represents the unvested portion of an award made on April 1, 2008 pursuant to the 1997 Plan that vests based on achievement of certain performance milestones.

2008 Option Exercises and Stock Vested Table

The following table shows for the fiscal year ended December 31, 2008 the options exercised and vested restricted stock for the Named Executive Officers.

	Option Awards		Stock Awards
	Number of		Number of Shares
	Shares Acquired	Value Realized	Acquired on Vesting	Value Realized
Name	on Exercise (#)	on Exercise (1)	(#)	on Vesting (2)

David W. Cole	$64,075	$1,066,985	13,763	$358,914
Paul D. Davis	—	—	—	$—
Brian V. Turner	—	—	9,069	$229,962
Donald R. Rench	—	—	1,541	$40,688
Alexander C. Camara	—	—	1,702	$44,539
James C. Blakely	—	—	4,702	$130,539

(1)	Based on the difference between the closing price of Coinstar common stock on the exercise date and the exercise price of the option.

(2)	Based on the closing price of Coinstar common stock on the vesting date.

2008 Nonqualified Deferred Compensation Table

The following table provides information for each of the Named Executive Officers regarding aggregate earnings for 2008 and year-end account balances under the EDCP. There were no executive or Company contributions under the EDCP for 2008. Prior to 2005, we allowed executives to defer portions of their annual cash compensation into tax-deferred accounts pursuant to the EDCP. These deferrals, and the related notional earnings (see the discussion below), are fully vested at all times. Effective January 1, 2005, we suspended future deferrals under the EDCP due to low participation. However, executives who had previously deferred a portion of their cash compensation continue to maintain interests under the EDCP, even though they cannot defer additional compensation under the EDCP.

	Executive	Company	Aggregate		Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last		Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year		Distributions	Fiscal Year-End
Name	($)	(#)	($)		($)	($)

David W. Cole	—	—	$(62,557	) (1)	—	$274,466
Paul D. Davis	—	—	—		—	—
Brian V. Turner	—	—	—		—	—
Donald R. Rench	—	—	—		—	—
Alexander C. Camara	—	—	—		—	—
James C. Blakely	—	—	—		—	—

(1)	Amount reflects the notional earnings (losses) on Mr. Cole’s previously deferred compensation pursuant to the EDCP, contributions to which were suspended effective January 1, 2005. As no portion of this amount represents above-market earnings, no portion of this amount is reflected in the Summary Compensation Table.

The EDCP is a nonqualified plan and its benefits are paid by the Company out of its general assets. At the time participants elected to defer compensation under the EDCP, they also elected the time at which those deferrals, adjusted for notional investment earnings (as described below), were to be distributed. A participant may also withdraw amounts from his or her account if the participant experiences an unforeseeable emergency. Any amounts that have not been distributed prior to a participant’s termination of employment will be distributed to the participant (or, in the case of the participant’s death, his or her beneficiary) within 90 days after the participant’s termination, unless the participant is a “specified employee” at the time of his or her termination, in which case distribution will be delayed until at least six months after the participant’s termination (or, if earlier, until the participant dies). All distributions under the EDCP are in the form of lump sums.

Although no deferrals have been made under the EDCP since December 31, 2004, the EDCP is subject to Section 409A of the Code, because participants who originally elected to have their deferrals distributed prior to termination of employment have been permitted to postpone such distributions. Accordingly, during 2008, the Company amended the EDCP to bring it into documentary compliance with Section 409A of the Code. A participant who wishes to postpone an in-service distribution must elect to do so at least 12 months prior to the original distribution date and the new distribution date must be at least five years after the original distribution date, provided that all amounts remaining in the participant’s account at termination of employment will be distributed within 90 days after the participant’s termination (or, in the case of a specified employee, six months thereafter), even if the participant terminates less than five years after the original distribution date.

As of December 31, 2008, Mr. Cole was the only Named Executive Officer who continued to have an account under the EDCP. As of December 31, 2008, he was also a “specified employee.” Although Mr. Cole can no longer defer additional compensation under the EDCP, his EDCP account continues to be adjusted for notional investment earnings. These earnings are based on the return of the investment tracking funds to which Mr. Cole has allocated his account balance. The tracking funds differ from the investment funds offered in Coinstar’s 401(k) plan. The 2008 calendar year returns of these tracking funds were: American Century Global Growth, $(41,389); Selected American Shares Fund, $(26,328); Dreyfus Small Cap Index, $(4,458); and PIMCO Total Return D, $9,618. These same rules apply to the other participants in the EDCP.

Elements of Post-Termination Compensation and Benefits

Under certain circumstances, Coinstar will enter into an employment agreement and/or a change-of-control agreement with an executive officer. Otherwise, executive officers serve at the will of the Board of Directors, enabling the Company to remove an executive officer whenever it is in the best interests of the Company, with full discretion on any severance package (excluding vested benefits).

Employment Agreements

David W. Cole, former Chief Executive Officer.  In January 2004, the Company entered into an employment agreement with our then Chief Executive Officer, David W. Cole, which was amended on

December 31, 2008 for compliance with Section 409A of the Code. If terminated at any time without cause (as defined below), Mr. Cole was entitled to receive the following benefits:

•	termination payments equal to 12 months’ annual base salary;

•	any unpaid annual base salary that had accrued for services already performed as of the date of termination; and

•	Company payment of the premiums for Mr. Cole’s and Mr. Cole’s spouse’s and dependent children’s COBRA continuation coverage under the Company’s group health plans for a period of up to 12 months.

Termination payments made in connection with a termination without cause would have been paid to Mr. Cole in 12 equal monthly installments, beginning the month after the employee’s termination, and any unpaid annual base salary would have been paid at the same time such amounts would have been paid had Mr. Cole’s employment not been terminated. For one year following the termination of employment, Mr. Cole is subject to certain noncompetition provisions. In addition, Mr. Cole is subject to certain nondisclosure and nondisparagement provisions. In the event the noncompetition, nondisclosure, and nondisparagement provisions were violated within one year of the date of termination, Mr. Cole would forfeit any remaining termination payments described above.

In connection with his retirement from his position as Chief Executive Officer effective March 31, 2009, Mr. Cole entered into a transition agreement described below under the heading “Transition Agreements.”

Paul D. Davis, former Chief Operating Officer, current Chief Executive Officer; Brian V. Turner, Chief Financial Officer.  The Company entered into employment agreements with our former Chief Operating Officer and current Chief Executive Officer, Paul D. Davis (April 2008), and our Chief Financial Officer, Brian V. Turner (August 2005), which were amended on December 31, 2008 for compliance with Section 409A of the Code. These agreements provide that if the employee had been terminated at any time without cause (as defined below), the employee would have been entitled to receive the following benefits:

•	termination payments equal to 12 months’ annual base salary;

•	any unpaid annual base salary that had accrued for services already performed as of the date of termination;

•	any prorated cash bonus consistent with the existing program for executive officers (provided performance targets applicable for any such bonus are met); and

•	Company payment of the premium for the employee’s and the employee’s spouse’s and dependent children’s COBRA continuation coverage under the Company’s group health plans for a period of up to 12 months.

Termination payments made in connection with a termination without cause would have been paid to the employee in 12 equal monthly installments, beginning the month after the employee’s termination, and any unpaid annual base salary would have been paid at the same time such amounts would have been paid had the employee’s employment not been terminated. For one year following the termination of employment, the employee is subject to certain noncompetition provisions. In addition, the employee is subject to certain nondisclosure and nondisparagement provisions. In the event the noncompetition, nondisclosure, and nondisparagement provisions were violated within one year of the date of termination, the employee would forfeit any remaining termination payments described above.

In connection with his resignation from his position as Chief Financial Officer effective May 31, 2009, Mr. Turner entered into a transition agreement described below under the heading “Transition Agreements.”

For purposes of Messrs. Cole’s, Davis’s, and Turner’s employment agreements described above, “cause” is defined as:

•	failure or refusal to carry out the lawful duties of the employee or any directions of the Board of Directors of Coinstar, which directions are reasonably consistent with the duties set forth in the employment agreement to be performed by the employee;

•	violation by the employee of a state or federal criminal law involving the commission of a crime against Coinstar or a felony;

•	current use by the employee of illegal substances; deception, fraud, misrepresentation, or dishonesty by the employee; any act or omission by the employee that substantially impairs Coinstar’s business, good will, or reputation; or

•	any other material violation of any provision of the employment agreement.

Mr. Davis’s employment agreement was amended and restated as of April 1, 2009 in connection with his promotion to Chief Executive Officer.

Change-of-Control Agreements

Messrs. Cole, Davis, and Turner.  The Company entered into change-of-control agreements with Mr. Cole (January 2004), Mr. Davis (April 2008), and Mr. Turner (August 2005) in conjunction with the execution of each such executive’s employment agreement described above. These agreements were amended on December 31, 2008 for compliance with Section 409A of the Code. The change-of-control agreements provide that, following a change of control of the Company, the employee’s authority, duties, and responsibilities would be at least reasonably commensurate with the most significant of those held, exercised, and assigned at any time during the 90-day period immediately preceding the date of the change of control. In addition, the employee would be entitled to continued compensation and benefits at levels comparable to pre-change of control levels and reimbursement for all reasonable employment expenses.

If a change of control had occurred during the period beginning on the date of the agreement and ending on the date two years following notice from the Company that the Company intended to terminate the agreement, then the executive would have been eligible to receive the following benefits if the Company terminated his employment other than for cause (as defined above in their respective employment agreements) or if the executive terminated his employment for good reason (as defined below):

•	the executive’s annual base salary through the date of termination;

•	the product of (a) the executive’s annual bonus with respect to the fiscal year in which the date of termination occurs and (b) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365;

•	any compensation previously deferred (together with any accrued interest or earnings thereon);

•	any accrued but unpaid vacation pay; and

•	an amount as separation pay equal to the executive’s annual base salary.

Payments for base salary through date of termination and prorated bonus would have been paid in a lump sum within 30 days of the date of termination. Payments of deferred compensation would have been paid in accordance with the provisions of the plan under which the compensation was deferred. Payments for the separation pay would have been paid in 12 equal monthly installments, beginning the month after termination. If the executive’s employment terminated by reason of death or total disability, the executive (or the executive’s estate or beneficiary, as applicable in the case of the executive’s death) would have received the executive’s annual base salary through the date of termination, the executive’s prorated bonus (as described above), any compensation previously deferred, and any accrued but unpaid vacation pay.

Mr. Davis’s change of control agreement was amended and restated as of April 1, 2009 in connection with his promotion to Chief Executive Officer.

Messrs. Rench, Camara, and Blakely.  The Company entered into change-of-control agreements with Messrs. Rench, Camara, and Blakely in March 2007, which were amended on December 31, 2008 for compliance with Section 409A of the Code. Under the terms of the change-of-control agreements, for two years following a change of control (the “Post-Change of Control Period”) of the Company, the employee’s authority, duties, and responsibilities will be at least reasonably commensurate with the most significant of those held, exercised, and assigned at any time during the 90-day period immediately preceding the date of the change of control. During the Post-Change of Control Period, the employee will be entitled to continued compensation and benefits at levels comparable to pre-change of control levels and reimbursement for all reasonable employment expenses.

If at any time during the Post-Change of Control Period the Company terminates the employee’s employment without cause (as defined below), or the employee terminates employment with good reason (as defined below), the employee will be entitled to:

•	the employee’s annual base salary through the date of termination;

•	the product of (a) the employee’s annual bonus with respect to the fiscal year in which the date of termination occurs and (b) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365;

•	any compensation previously deferred by the employee (together with any accrued interest or earnings thereon);

•	any accrued but unpaid vacation pay;

•	an amount as separation pay equal to the employee’s annual base salary; and

•	Company payment of the premiums for the employee’s and the employee’s spouse’s and dependent children’s COBRA continuation coverage under the Company’s group health plans for a period of up to 12 months.

Payments for base salary through the date of termination and the prorated bonus will be paid in a lump sum within 30 days of the date of termination. Payments of deferred compensation will be paid in accordance with the provisions of the plan under which the compensation was deferred. Payments for the separation pay will be paid in 12 equal monthly installments, beginning the month after termination. If the executive’s employment terminates by reason of death or total disability during the Post-Change of Control Period, the executive (or the executive’s estate or beneficiary, as applicable in the case of the executive’s death) will receive the executive’s annual base salary through the date of termination, the executive’s prorated bonus (as described above), any compensation previously deferred, and any accrued but unpaid vacation pay.

For purposes of Messrs. Rench’s, Camara’s, and Blakely’s change-of-control agreements described above, “cause” is defined as:

•	failure or refusal to carry out the lawful duties of the employee or any directions of the Board of Directors of Coinstar, which directions are reasonably consistent with the duties to be performed by the employee;

•	violation by the employee of a state or federal criminal law involving the commission of a crime against Coinstar or a felony;

•	current use by the employee of illegal substances; deception, fraud, misrepresentation, or dishonesty by the employee; any act or omission by the employee that substantially impairs Coinstar’s business, good will, or reputation; or

•	any material violation of the confidentiality, noncompetition, and/or nonsolicitation provisions to which the employee is bound.

For purposes of all of the change-of-control agreements, “good reason” generally includes any of the following events, provided that within specified timeframes the employee provides the Company with notice, the Company fails to remedy the event or condition, and the employee actually terminates employment:

•	a material decrease in the employee’s annual base salary;

•	a material decrease in the employee’s authority, duties, or responsibilities;

•	a relocation of the employee’s principal place of employment more than 50 miles away;

•	with respect to Messrs. Cole’s, Davis’s, and Turner’s change-of-control agreements, the failure of the Company to comply with and satisfy the assignment provisions in the employment agreement, subject to certain notice requirements; or

•	any other material breach of the employee’s change-of-control agreement or employment agreement, as applicable.

For purposes of all of the change-of-control agreements, “change of control” is generally defined as:

•	a board change in which individuals who constitute the board as of the date of the agreement cease to constitute at least a majority of the board;

•	the acquisition by any individual, entity, or group of beneficial ownership of (a) 20% or more of either the then outstanding common stock or the combined voting power of the then outstanding voting securities entitled to vote in the election of directors, which acquisition is not approved in advance by a majority of the incumbent directors, or (b) 33% or more of either the then outstanding common stock or the combined voting power of the then outstanding voting securities entitled to vote in the election of directors, which acquisition is approved in advance by a majority of incumbent directors;

•	a reorganization, merger, or consolidation approved by the stockholders; or

•	a complete liquidation, dissolution, or the sale or other disposition of all or substantially all of the assets.

Change-of-Control Provisions in the Company’s Equity Plans.  The 1997 Plan provides that the plan administrator retains the discretion to do one or more of the following in the event of a merger, reorganization, or sale of substantially all of the assets of Coinstar:

•	arrange to have the surviving or successor entity or any parent entity thereof assume the options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise;

•	shorten the period during which options are exercisable;

•	accelerate any vesting schedule to which an option is subject; or

•	cancel vested options in exchange for a cash payment upon such terms and conditions as determined by the Board of Directors at the time of the event.

Since December 2005, the Compensation Committee has granted stock options and restricted stock awards under the 1997 Plan to certain executive officers that provide for accelerated vesting upon a merger, reorganization, or sale of substantially all of the assets of Coinstar, as follows:

•	Options granted to Messrs. Cole, Davis, and Turner since December 2005 fully accelerate in vesting, and the earned restricted stock awards granted to them are no longer subject to forfeiture.

•	Options and earned restricted stock awards granted to our other Named Executive Officers since December 2005 accelerate in vesting and, with respect to the earned restricted stock, are no longer subject to forfeiture, if a successor company does not assume or substitute such awards. In the event the options and earned restricted stock awards are assumed or substituted and the Named Executive Officer’s employment or service relationship is terminated in connection with a change of control or within one year of the transaction without cause or by the executive for good reason, 50% of the unvested portions of the options and earned restricted stock awards automatically vest and, with respect to the earned restricted stock, are no longer subject to forfeiture. For purposes of these awards, “cause” and “good reason” are defined as described below under the 2000 Plan.

The 2000 Plan generally defines “company transaction” as:

•	a dissolution, liquidation, or sale of substantially all of the assets of the Company;

•	a merger or consolidation in which the Company is not the surviving corporation; or

•	a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise.

The 2000 Plan provides that in the event of a company transaction (as defined above) (i) any surviving corporation or a parent of such surviving corporation will assume or substitute awards or (ii) such awards will continue in full force and effect. Awards that are assumed or substituted will become fully vested with respect to 50% of the unvested portion in the event of termination (i) in connection with the transaction or (ii) within one year following the transaction, unless the termination by the successor company is for cause (as defined below) or by the employee voluntarily without good reason (as defined below). In the event the surviving corporation or its parent refuses to assume or continue such awards, or to substitute awards, then, for awards held by employees, directors, or consultants, awards will be accelerated and terminated if not exercised prior to such event.

For purposes of the 2000 Plan, “cause” is defined as, unless otherwise defined in an employment or services agreement between Coinstar and an employee, dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the plan administrator, and its determination will be conclusive and binding.

“Good reason” under the 2000 Plan is defined as the occurrence of any of the following events or conditions and the failure of the successor company to cure any such event or condition within 30 days after receipt of written notice from the employee:

•	a change in the employee’s status, position, or responsibilities (including reporting responsibilities) that, in the employee’s reasonable judgment, represents a substantial reduction in the status, position, or responsibilities as in effect immediately prior thereto; the assignment to the employee of any duties or responsibilities that, in the employee’s reasonable judgment, are materially inconsistent with such status, title, position, or responsibilities; or any removal of the employee from or failure to reappoint or reelect the employee to any of such positions, except in connection with the termination of the employee’s employment for cause, as a result of his or her disability or death, or by the employee other than for good reason;

•	a reduction in the employee’s annual base salary;

•	the successor company’s requiring the employee (without the employee’s consent) to be based at any place outside a 50-mile radius of his or her place of employment prior to a Company Transaction, except for reasonably required travel on the successor company’s business that is not materially greater than such travel requirements prior to the Company Transaction;

•	the successor company’s failure to (a) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Employee was participating at the time of a Company Transaction, including, but not limited to, the 2000 Plan, or (b) provide the employee with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Company Transaction;

•	any material breach by the successor company of its obligations to the employee under the 2000 Plan or any substantially equivalent plan of the successor company; or

•	any purported termination of the employee’s employment or service relationship for cause by the successor company that is not in accordance with the definition of cause under the 2000 Plan.

Potential Payments Upon Termination or Change of Control Table

The following table shows the estimated incremental compensation to our Named Executive Officers in the event a termination or change of control had occurred on December 31, 2008. The table does not include amounts payable under the EDCP, benefits generally available to all employees, or payments and benefits that the Named Executive Officers would have already earned during their employment with us whether or not a termination or change of control event had occurred. Actual amounts payable can only be determined at the time of termination or change of control.

		Before Change
		of Control
		Termination
		Without Cause or	Change of
Name	Benefit	for Good Reason	Control(1)

David W. Cole	Cash Severance (2)	$475,000	$475,000
	Restricted Stock Acceleration (3)	—	779,834
	Stock Option Acceleration (4)	—	—
	Health and Benefits (5)	15,406	—

	Total	$490,406	$1,254,834

Paul D. Davis	Cash Severance (2)	$400,000	$400,000
	Restricted Stock Acceleration (3)	—	348,839
	Stock Option Acceleration (4)	—	—
	Health and Benefits (5)	15,954	—

	Total	$415,954	$748,839

Brian V. Turner	Cash Severance (2)	$364,000	$364,000
	Restricted Stock Acceleration (3)	—	450,271
	Stock Option Acceleration (4)	—	—
	Health and Benefits (5)	20,802	—

	Total	$384,802	$814,271

Donald R. Rench	Cash Severance (2)		$247,503
	Restricted Stock Acceleration (3)		117,255
	Stock Option Acceleration (4)		—
	Health and Benefits (5)		15,415

	Total		$380,173

Alexander C. Camara	Cash Severance (2)		$300,000
	Restricted Stock Acceleration (3)		147,964
	Stock Option Acceleration (4)		4,213
	Health and Benefits (5)		5,269

	Total		$457,446

James C. Blakely	Cash Severance (2)		$262,005
	Restricted Stock Acceleration (3)		167,474
	Stock Option Acceleration (4)		—
	Health and Benefits (5)		15,730

	Total		$445,209

(1)	Except for the restricted stock and option acceleration, the amounts in this column assume termination of employment in connection with a change of control.

(2)	Amount reflects cash severance of one year’s annual base salary based on the executive’s 2008 annual base salary.

(3)	Calculated by multiplying the number of accelerated shares of restricted stock by $19.51 (the closing price of the Company’s common stock on December 31, 2008). For purposes of the amounts reflected in the table, the number of performance-based restricted stock actually earned for 2008 is reflected and we have assumed that the plan administrator elected to accelerate the vesting of the restricted stock award and/or that the surviving company refused to assume or substitute the awards.

(4)	Calculated by multiplying the number of shares subject to accelerated options by $19.51 (the closing price of the Company’s common stock on December 31, 2008) less the exercise price of the stock option grant. For purposes of the amounts reflected in the table, we have assumed that the plan administrator elected to accelerate the vesting of options and/or that the surviving company refused to assume or substitute the awards.

(5)	Amount reflects the payment of COBRA premiums for 12 months following termination.

Transition Agreements

Mr. Cole retired from his position as Chief Executive Officer effective March 31, 2009. Accordingly, he was not entitled to any of the amounts described in the table above. The Company entered into a transition agreement as of March 31, 2009 with Mr. Cole under which he will receive payments totaling $500,000, payable in 24 equal semi-monthly installments beginning April 1, 2009, except that installments that would normally have been paid in April 2009 through September 2009 will be accrued without interest and paid in October 2009. In addition, options for 56,459 shares and 16,855 shares of restricted stock became vested on March 31, 2009, and all of Mr. Cole’s outstanding vested stock options will remain exercisable until June 30, 2010.

Mr. Turner resigned from his position as Chief Financial Officer effective May 31, 2009. Accordingly, he was not entitled to any of the amounts described in the table above. The Company entered into a transition agreement as of March 31, 2009 with Mr. Turner under which Mr. Turner will continue to serve as Chief Financial Officer until May 31, 2009. The agreement provides that Mr. Turner will be entitled to the following benefits: (i) payments totaling $405,000, payable in 24 equal semi-monthly installments beginning June 1, 2009, except that installments that would normally be paid in June 2009 through December 2009 will be accrued without interest and paid at the first regular payroll date in January 2010; and (ii) a prorated cash bonus consistent with the 2009 executive incentive compensation program (to the extent applicable performance targets are met). In addition, (x) options for 35,510 shares and 11,019 shares of restricted stock will become vested on May 31, 2009; (y) unearned performance-based restricted stock will become vested pro rata (to the extent applicable performance targets are met); and (z) all of Mr. Turner’s vested stock options will remain exercisable until August 31, 2010.

POLICIES AND PROCEDURES FOR THE REVIEW AND APPROVAL OR RATIFICATION OF
TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for the Review and Approval or Ratification of Transactions with Related Persons

Our Board of Directors has adopted a written policy for the review and approval or ratification of related person transactions. Under the policy, our directors and executive officers and the beneficial owners of 5% of our common stock or other voting securities are expected to disclose to our General Counsel the material facts of any transaction that could potentially be considered a related person transaction promptly on gaining knowledge that the transaction may occur or has occurred. The Audit Committee is authorized to administer this policy, and may amend, modify, and interpret this policy, and take such other action in connection with the administration of the policy, as it deems necessary or desirable; provided, however, any material amendments or modifications to this policy will be recommended to the full Board for its review and approval.

A related person transaction generally is defined as any transaction required to be disclosed under the SEC’s related person transaction disclosure requirement of Item 404(a) of Regulation S-K.

Any potential related person transaction reported to or otherwise made known to the General Counsel is reviewed according to the following procedures:

•	If the General Counsel determines that disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is not required under the SEC’s related person transaction requirement, the transaction will be deemed approved and will be reported to the Audit Committee at its next scheduled meeting.

•	If disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is required under the SEC’s related person transaction requirement, the General Counsel will submit the transaction to the chairperson of the Audit Committee, who will review and, if authorized, will determine whether to approve or ratify the transaction. The chairperson is authorized to approve or ratify any related person transaction involving an aggregate amount of less than $1 million or when it would not be practicable in the judgment of the chairperson and General Counsel to wait for the next Audit Committee meeting to review the transaction.

•	If the transaction is outside the chairperson’s authority, the chairperson will submit the transaction to the Audit Committee for review and approval or ratification.

•	If the transaction to be reviewed and acted upon by the Audit Committee involves a member of the Audit Committee (including the chairperson), the involved member shall recuse himself or herself from deliberations related to the transaction and the other members of the Committee shall take appropriate action.

When determining whether to approve or ratify a related person transaction, the chairperson of the Audit Committee or the Audit Committee, as applicable, will review relevant facts regarding the related person transaction, including:

•	the extent of the related person’s interest in the transaction;

•	whether the terms are comparable to those generally available in arm’s-length transactions; and

•	whether the related person transaction is consistent with the best interests of the Company.

If any related person transaction is ongoing or is part of a series of transactions, the chairperson or the Committee, as applicable, may establish guidelines as necessary to appropriately review the ongoing transaction. After initial approval or ratification of the transaction, the chairperson or the Committee, as applicable, will review the transaction on a regular basis (at least annually).

If any related person transaction is not approved or ratified, the Committee may take such action as it may deem necessary or desirable in the best interests of the Company and its stockholders.

The Shamrock Agreement (as defined below) was considered and approved by the full Board of Directors.

The REEIP Purchase Agreement, the Agency Agreement, the Company Note and the GAM Note (all as defined below) were not related person transactions at the time of execution. Entry into the REEIP Purchase Agreement and acquisition of the GAM Note were considered and approved by the full Board of Directors. The terms of the Kaplan Letter Agreement and the Harvey Letter Agreement (both as defined below) were considered and approved by the Compensation Committee. Redbox is currently a wholly-owned subsidiary of the Company and the Audit Committee is aware of each of the transactions described below relating to Redbox, Mr. Kaplan, and Mr. Harvey.

Related Person Transactions

The following information is provided as of April 10, 2009.

Pursuant to an agreement (the “Shamrock Agreement”) dated May 28, 2008, by and among Coinstar, Inc., Shamrock Activist Value Fund, L.P., Shamrock Activist Value Fund II, L.P., Shamrock Activist Value Fund III, L.P., Shamrock Activist Value Fund GP, L.L.C., and Shamrock Partners Activist Value Fund, L.L.C. (collectively, the “Shamrock Group”), Coinstar increased the size of its Board of Directors by one member to eight members, and, to fill that vacancy, appointed Arik A. Ahitov, a director nominated by the Shamrock Group, and agreed to generally support the nomination of Mr. Ahitov through the end of our 2010 Annual Meeting of Stockholders. The Shamrock Group collectively beneficially owns greater than 5% of Coinstar. If the Shamrock Group’s holdings of Coinstar common stock become 1,856,377 or fewer shares, then pursuant to the Shamrock Agreement, the Shamrock Group will use good faith efforts to cause its nominated director to resign from the Board. In addition to the appointment of the director nominated by the Shamrock Group, Coinstar agreed to increase the size of its Board to nine directors and fill that vacancy with an independent director no later than March 1, 2009, whose term will expire at the Annual Meeting. In February 2009, Coinstar increased the size of the Board and appointed Daniel W. O’Connor to fill that vacancy. In addition, as part of the Shamrock Agreement, the Shamrock Group made certain covenants regarding proxy solicitation and voting through the end of the 2010 Annual Meeting of Stockholders.

Mr. Ahitov receives the standard compensation received by Coinstar non-employee directors. The components of Coinstar’s standard non-employee director cash and equity compensation are described above under “2008 Director Compensation.” Mr. Ahitov’s cash fees are paid to Shamrock Capital Advisors, Inc., where Mr. Ahitov is a Vice President and Portfolio Manager. In addition, pursuant to the Shamrock Agreement, Coinstar reimbursed the Shamrock Group $350,000 for its out-of-pocket expenses relating to its director nominations made pursuant to its 2008 proxy statement filings and entering into the Shamrock Agreement.

Pursuant to a Purchase and Sale Agreement (the “REEIP Purchase Agreement”) dated as of February 26, 2009 between Coinstar and Redbox Employee Equity Incentive Plan, LLC (the “REEIP”), Coinstar purchased the outstanding non-voting interests in Redbox held by the REEIP at a closing held on February 26, 2009 (the “Closing”). In connection with the REEIP Purchase Agreement, as a member of the REEIP, Gregg A. Kaplan, Coinstar’s Chief Operating Officer, received at the Closing 38,167 shares of Coinstar’s stock valued at $27.7433 per share and is entitled to receive additional consideration by October 30, 2009 in cash and/or shares of Coinstar’s stock valued between approximately $2.3 million and $2.7 million. In connection with the REEIP Purchase Agreement, as a member of the REEIP, John C. Harvey, Coinstar’s next Chief Financial Officer, received at the Closing 3,029 shares of Coinstar’s stock valued at $27.7433 per share and is entitled to receive additional consideration by October 30, 2009 in cash and/or shares of Coinstar’s stock valued between approximately $185,000 and $212,000. In addition, pursuant to the REEIP Purchase Agreement, Mr. Kaplan was entitled to receive an additional payment in cash and/or shares of Coinstar’s stock valued at up to approximately $2.6 million upon termination of his employment under certain circumstances within one year of the Closing and Mr. Harvey was entitled to receive an additional payment in cash and/or shares of Coinstar’s stock valued at up to approximately $982,000 upon termination of his employment under certain circumstances within one year of the Closing; however, Mr. Kaplan’s and Mr. Harvey’s rights to receive such additional payments will be terminated pursuant to the letter agreements described below.

Coinstar entered into a letter agreement with Mr. Kaplan dated as of April 1, 2009 (the “Kaplan Letter Agreement”). Pursuant to the Kaplan Letter Agreement, Mr. Kaplan releases Coinstar and its subsidiaries (including Redbox) (together, the “Company Parties”) from any claims arising in connection with any agreements, activities or arrangements with or relating to the Company Parties, except for claims arising after the date of the Kaplan Letter Agreement. In addition, the Kaplan Letter Agreement confirms that the Compensation Committee has granted Mr. Kaplan cash payments to be made on the following dates subject to continuous employment with Coinstar: (a) through February 26, 2010, $1,667,979; (b) through February 26, 2011, $588,698; and (c) through February 26, 2012, $294,349 ((a), (b) and (c), collectively, the “Kaplan Cash Incentive”), except that the Kaplan Cash Incentive will fully vest and be payable without regard to his continued employment by Coinstar if Coinstar terminates Mr. Kaplan’s employment other than for “cause” (as defined in the Kaplan Employment Agreement) or Mr. Kaplan terminates his employment for “good reason” (as defined in the Kaplan Change of Control Agreement) before February 26, 2010. The Kaplan Letter Agreement also confirms that the Compensation Committee has granted Mr. Kaplan a stock option to purchase 92,053 shares of Coinstar’s common stock, with an exercise price equal to the closing price of Coinstar’s common stock on the date of grant and vesting over a four-year period, except that the option will become fully vested and exercisable if Coinstar terminates his employment other than for cause or Mr. Kaplan terminates his employment for good reason before February 26, 2010.

Coinstar entered into a letter agreement with Mr. Harvey dated as of April 1, 2009 (the “Harvey Letter Agreement”). Pursuant to the Harvey Letter Agreement, Mr. Harvey releases the Company Parties from any claims arising in connection with any agreements, activities or arrangements with or relating to the Company Parties, except for claims arising after the date of the Harvey Letter Agreement. In addition, the Harvey Letter Agreement confirms that the Compensation Committee has granted Mr. Harvey cash payments to be made on the following dates subject to continuous employment with Coinstar: (a) through February 26, 2010, $327,055; (b) through February 26, 2011, $327,055; and (c) through February 26, 2012, $327,055 ((a), (b) and (c), collectively, the “Harvey Cash Incentive”), except that the Harvey Cash Incentive will fully vest and be payable without regard to his continued employment by Coinstar if Coinstar terminates Mr. Harvey ’s employment other than for “cause” (as defined in the Harvey Employment Agreement) or Mr. Harvey terminates his employment for “good reason” (as defined in the Harvey Change of Control Agreement) before February 26, 2010. The Harvey Letter Agreement also confirms that the Compensation Committee has granted Mr. Harvey a stock option to purchase 18,050 shares of Coinstar’s common stock, with an exercise price equal to the closing price of Coinstar’s common stock on the date of grant and vesting over a four-year period, except that the option will become fully vested and exercisable if Coinstar terminates his employment other than for cause or Mr. Harvey terminates his employment for good reason before February 26, 2010.

In December 2005, Coinstar entered into an agency agreement with Redbox (the “Agency Agreement”) for a four-year term ending in December 2009. Under the Agency Agreement, Redbox engaged Coinstar as its exclusive broker within the United States to market and negotiate the sale and licensing of Redbox kiosks at grocery chains (with some exceptions based upon Redbox’s previously existing relationships with several grocery chains), drug stores, mass retailers, and warehouse clubs. Each quarter, the agreement obligates

Redbox to pay Coinstar a percentage of the net revenues received from the rental and sale of DVDs from each kiosk covered by the Agency Agreement (i.e., revenues minus applicable taxes, chargebacks, discounts, costs associated with the sale of DVDs, declined transactions, and refunds). Redbox made total revenue sharing payments to Coinstar of $5.26 million in 2008 and of $1.80 million from January 1, 2009 to February 28, 2009.

In May 2007, Redbox issued a promissory note (the “Company Note”) to Coinstar in the principal amount of $10 million. The note has a three-year term, with no payments due during the first two years. In May 2009, if the note has not already been pre-paid in full, Redbox will be required to pay all accrued and unpaid interest under the Company Note as of that date. Beginning in May 2009, Redbox will be required to make an interest payment on the first day of each three-month period following such date, with a final payment equal to the outstanding principal amount and all accrued and unpaid interest due and payable in May 2010. The Company Note bears interest at a daily compounded rate equal to an annualized rate of approximately 11%. The Company Note is pre-payable at any time with prior notice, subject to certain pre-payment fees. Redbox has made no payments to Coinstar under the Company Note, which currently remains outstanding.

On February 26, 2009, in connection with the closing of the Purchase and Sale Agreement with GetAMovie Inc. (“GAM”), Coinstar acquired right, title, and interest to a promissory note (the “GAM Note”) in the principal amount of $10 million issued to GAM by Redbox in May 2007 on substantially the same terms as the Company Note. Redbox has made no payments to GAM or Coinstar under the GAM Note, which currently remains outstanding.

ADDITIONAL INFORMATION

Code of Conduct and Code of Ethics

Coinstar’s Board of Directors has adopted a Code of Ethics that applies to its Chief Executive Officer, Chief Financial Officer, principal accounting officer, and controller (or persons performing similar functions) and a Code of Conduct that applies to all directors, officers, and employees of the Company. A copy of each is available on the Investor Relations section of Coinstar’s website at www.coinstar.com. Material amendments to and waivers from either, if any, will be disclosed on the Investor Relations section of Coinstar’s website.

List of Stockholders of Record

In accordance with Delaware law, a list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for ten business days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. local time at our principal executive offices at 1800 114th Avenue S.E., Bellevue, Washington 98004. If you would like to view the stockholder list, please call our Investor Relations Department at (425) 943-8000. This list will also be available at the Annual Meeting.

Submission of Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, stockholder proposals for the 2010 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on Monday, January 4, 2010. As prescribed by Rule 14a-8(b) under the Securities Exchange Act of 1934, as amended, a stockholder must have continuously held at least $2,000 in market value, or 1%, of our outstanding stock for at least one year by the date of submitting the proposal, and the stockholder must continue to own such stock through the date of the annual meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2010 Annual Meeting of Stockholders, stockholders are advised to review our Bylaws as they contain requirements with respect to advance notice of stockholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the first anniversary of our 2009 Annual Meeting of Stockholders. A copy of the pertinent Bylaw provisions is available on request to the following address: Corporate Secretary, Coinstar, Inc., 1800 114th Avenue S.E., Bellevue, Washington 98004. For such proposals or nominations that are timely filed, we retain discretion to vote proxies we receive, provided that (i) we include in our proxy statement advice to stockholders on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a separate and appropriate proxy statement.

Consideration of Stockholder-Recommended Director Nominees

The Nominating Committee will consider director nominee recommendations submitted by stockholders. Stockholders who wish to recommend a director nominee should submit their suggestions in writing to the following address: Chairperson of Nominating and Governance Committee, Attn: General Counsel, Coinstar, Inc., 1800 114th Avenue S.E., Bellevue, Washington 98004.

As required by our Bylaws, stockholders should include the name, biographical information, and other relevant information relating to the recommended director nominee, including information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Securities Exchange Act of 1934, as amended, and the written consent of the director nominee to be named as a nominee and to serve as a director if elected. Evaluation of any such recommendations is the responsibility of the Nominating Committee. In the event of any stockholder recommendations, the Nominating Committee will evaluate the persons recommended in the same manner as other candidates.

Stockholder Communications with the Board of Directors

Stockholders may contact the Board of Directors as a group or any individual director by sending written correspondence to the following address: Board of Directors — Coinstar, Inc., Attn: General Counsel, 1800 114th Avenue S.E., Bellevue, Washington 98004 or by email at AskBoard@Coinstar.com. Stockholders should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed.

DIRECTIONS AND MAP

2009 Annual Meeting of Stockholders
Coinstar, Inc.
1800 114th Avenue S.E.
Bellevue, WA

June 2, 2009 — 10:00 A.M.

From Interstate 405 northbound

Take Exit #12 (SE 8th St.) and turn left at the end of the ramp. Go through two traffic lights. Drive approximately 100 yards and turn left at the light (114th Ave. SE) into the Bellefield Office Park. Wind through the office park until you reach a three-way stop. Veer left across the bridge. We are the first building on the left (Aspenwood).

From Interstate 405 southbound

Take Exit #12 (SE 8th St.) and turn right at the end of the ramp. Go through two traffic lights. Drive approximately 100 yards and turn left at the light (114th Ave. SE) into the Bellefield Office Park. Wind through the office park until you reach a three-way stop. Veer left across the bridge. We are the first building on the left (Aspenwood).

From Interstate 90

Take Exit #9 (Bellevue Way). Proceed on Bellevue Way and bear right at the second light onto 112th Avenue SE. (There are two 112ths — turn at the second one). Turn right into the Bellefield Office Park. Turn right at the stop sign at the end of the bridge. We are the first building on the left (Aspenwood).

APPENDIX A

COINSTAR, INC.

1997 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(As Approved by the Board of Directors on April 30, 2009)

1.	Purposes

(a) The purpose of the Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (the “Plan”) is to provide a means by which selected Employees, Directors and Consultants may be given an opportunity to benefit from increases in value of the common stock of the Company (“Common Stock”) through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) Stock Awards.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Awards issued under the Plan shall, in the discretion of the Board or any committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) Stock Awards granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6.

2.	Definitions

(a) “Affiliate” means any parent corporation or subsidiary corporation with respect to which an employee of such corporation would be eligible to receive from the Company a grant of an Incentive Stock Option in connection with such employee’s employment by such corporation, whether such corporation is now or hereafter existing, except that, for purposes of Awards not intended to qualify as Incentive Stock Options, the parent or subsidiary need not be a corporation.

(b) “Award” means any Option or Stock Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company” means Coinstar, Inc., a Delaware corporation.

(f) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render bona fide consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(g) “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as an Employee, Director or Consultant is not interrupted or terminated. The Plan Administrator, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Plan Administrator, including sick leave, military leave or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

(h) “Director” means a member of the Board.

(i) “Employee” means any person employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq Global Select Market or the Nasdaq Capital Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(l) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(m) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(n) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o) “Option” means the right to purchase Common Stock granted pursuant to the Plan.

(p) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(q) “Participant” means the person to whom an Award is granted.

(r) “Plan” means this Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan, as amended and restated.

(s) “Plan Administrator” has the meaning set forth in subsection 3(c) of the Plan.

(t) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

(u) “Section 409A” means Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

(v) “Stock Award” means an Award of shares of Common Stock or units denominated in Common Stock granted under Section 7, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

(w) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.	Administration

(a) The Board shall administer the Plan unless and until the Board delegates administration to a committee or subcommittee, as provided in subsection 3(c).

(b) The Board, or the Plan Administrator, as defined below, shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; whether an Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Award or a combination of the foregoing; and the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Award and the number of shares with respect to which an Award shall be granted to each such person.

(2) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in any Stock Award or Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3) To amend the Plan or an Award as provided in Section 12.

(4) To permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. Deferral of any Award payment shall satisfy the requirements for exemption from Section 409A of the Code or satisfy the requirements of Section 409A as determined by the Plan Administrator prior to such deferral.

(5) Generally, to exercise such powers and to perform such acts as the Board or the Plan Administrator deems necessary or expedient to promote the best interests of the Company, which are not in conflict with the provisions of the Plan.

(c) The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more independent members of the Board (the “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (i) “outside directors” as contemplated by Section 162(m) of the Code and (ii) “non-employee directors” as contemplated by Rule 16b-3. Notwithstanding the foregoing, the Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. Furthermore, to the extent not inconsistent with applicable law, the Plan Administrator may authorize one or more executive Officers of the Company to grant Awards to certain eligible individuals in such amounts and at an exercise price as specifically prescribed by the Plan Administrator. Notwithstanding any other provision of the Plan, all grants of Awards to Directors shall be approved only by a committee consisting of independent members of the Board.

4.	Shares Subject to the Plan

(a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be available for issuance pursuant to Awards shall not exceed in the aggregate Eight Million Seven Hundred Seventeen Thousand Two Hundred Seventy Four (8,717,274) shares of Common Stock. If any Awards shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock awarded pursuant to Section 7), the stock not acquired under such Award shall revert to and again become available for issuance under the Plan.

(b) The stock subject to the Plan may be unissued shares.

(c) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, not more than an aggregate of Eight Hundred Thousand (800,000) shares shall be available for issuance pursuant to grants of Stock Awards under the Plan.

(d) Notwithstanding the foregoing, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in subsection 4(a), subject to the provisions of Section 11 relating to adjustments upon changes in stock.

5.	Eligibility

(a) Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

(b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Awards covering more than Five Hundred Thousand (500,000) shares of the Common Stock in any calendar year, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

6.	Option Provisions

Each Option shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.  No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Price.  The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration.  The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or with a check at the time the Option is exercised, or (ii) at the discretion of the Plan Administrator (A) by tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by a Participant, provided that the Participant must have held any such shares tendered that were acquired by the Participant under a Company-sponsored stock compensation program for at least six (6) months, that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of shares being purchased under the Option, (B) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with this exercise, all in accordance with the regulations of the Federal Reserve Board, or (C) such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator may, in its sole and absolute discretion at the time the Option is exercised, permit exercise of the Option by delivery of a promissory note from the Participant in a form approved by the Company, provided that the Participant is an Employee, and not an Officer or member of the Board (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System). No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. The Plan Administrator shall have the authority to determine the terms of any promissory note and permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Common Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Plan Administrator, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

(d) Transferability.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred other than for consideration, to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(e) Vesting.  The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f) Termination of Employment or Relationship as an Employee Director or Consultant.  In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Participant’s death or disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Participant’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

A Participant’s Option Agreement may also provide that if the exercise of the Option following the termination of the Participant’s Continuous Status as an Employee, Director or Consultant (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Exchange Act or the restrictions of Rule 10b-5 under the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f) or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such requirements or restrictions.

(g) Disability of Participant.  In the event the Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h) Death of Participant.  In the event of the death of a Participant during, or within a period specified in the Option after the termination of, the Participant’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Participant was entitled to exercise the Option at the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after the

Participant’s death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i) Repricing of Options.  Except for adjustments made pursuant to Section 11, the exercise price of outstanding Options may not be reduced without stockholder approval nor may outstanding Options be cancelled or amended for the purpose of repricing, replacing or regranting such Options with an exercise price that is less than the original price (as adjusted pursuant to Section 11) of such Options without stockholder approval.

7.	Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any, which may be based on continuous service with the Company or the achievement of performance criteria related to: profits (including, but not limited to, profit growth, net operating profit or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes); net sales growth; net income (before or after taxes, interest, depreciation and/or amortization); gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; customer satisfaction; and working capital targets, where such criteria may be stated in absolute terms or relative to comparison companies, as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the Stock Award Agreement.

The Plan Administrator may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, (h) gains and losses on asset sales, and (i) impairments.

The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship. The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Section 7 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(a) Issuance of Shares.  Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

(b) Waiver of Restrictions.  Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

(c) Transferability.  No rights under a Stock Award Agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order so long as stock awarded under such agreement remains subject to the terms of the agreement.

8.	Covenants of the Company

(a) During the terms of the Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Awards.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”), either the Plan, any Award or any stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.

9.	Use of Proceeds from Stock

Proceeds from the sale of stock pursuant to Awards shall constitute general funds of the Company.

10.	Miscellaneous

(a) The Plan Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest pursuant to subsection 6(e) or 7(b), notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Neither an Employee, Director or Consultant nor any person to whom an Option or an Award denominated in units is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such person has satisfied all requirements for receipt of any shares subject to the Award pursuant to its terms.

(c) Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Awards any right to continue in the employ of the Company or any Affiliate or to continue serving as an Employee, Consultant or Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or Affiliate or service as a Director pursuant to the Company’s Bylaws.

(d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) The Company may require any person to whom an Award is granted, or any person to whom an Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(f) The Company may require the holder of an Award to pay to the Company the amount of any taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of an Award. The Company shall have the right to withhold from any Award or any shares of stock issuable pursuant to an Award an amount equal to such taxes. To the extent provided by the terms of a Stock Award or Option Agreement, the person to whom an Award is granted may satisfy any federal, state or local tax withholding obligation relating to the grant, exercise, payment or settlement of an Award by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Award (up to the employer’s minimum tax withholding rate); or (iii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company having a value equal to the tax withholding obligations (up to the employer’s minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six (6) months).

(g) The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of a Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if a Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision in the Plan, the Plan Administrator, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Plan Administrator makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

(h) The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Affiliate of the Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

11.	Adjustments Upon Changes in Stock

(a) If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), (i) the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsections 4(a), 4(c) and 4(d), the classes(es) and maximum number of shares subject to Awards that may be granted to any person during any calendar year pursuant to subsection 5(c) and the class(es) and number of shares for which Awards may be automatically granted pursuant to a formula program established under the Plan, and (ii) the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of a merger, reorganization or sale of substantially all the assets of the Company, the Plan Administrator, may, in its sole discretion, do one or more of the following: (i) arrange to have the surviving or successor entity or any parent entity thereof assume the options or grant replacement options with appropriate adjustments in the options prices and adjustments in the number and kind of securities issuable upon exercise; (ii) shorten the period during which options are exercisable; (iii) accelerate any vesting schedule to which an option is subject; or (iv) cancel vested options in exchange for cash payment upon such terms and conditions as determined by the Board of Directors at the time of the event. The Plan Administrator may also provide for one or more of the foregoing alternatives in any particular option agreement.

(c) Notwithstanding anything contained in the Plan to the contrary, (i) any adjustments made pursuant to this Section 11 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (ii) any adjustments made pursuant to this Section 11 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (x) continue not to be subject to Section 409A or (y) comply with the requirements of Section 409A.

12.	Amendment of the Plan and Awards

(a) The Board at any time, and from time to time, may amend the Plan; provided, however, that except as provided in Section 11 relating to adjustments upon changes in stock, stockholder approval shall be required for any amendment that (i) materially increases the number of securities issuable under the Plan; (ii) materially modifies the requirements for participation in the Plan; (iii) otherwise materially amends the Plan to the extent stockholder approval is required by Nasdaq or securities exchange listing requirements; or (iv) otherwise requires stockholder approval under any applicable law or regulation.

(b) The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

(e) The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

13.	Termination or Suspension of the Plan

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on June 8, 2016. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted.

14.	Effective Date of Plan

The Plan, as amended and restated, shall become effective on the date it is approved by the stockholders.

COINSTAR, INC.
P.O. BOX 91258
BELLEVUE, WA 98009
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OR
VOTE BY PHONE - 1-800-690-6903
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COINSTAR, INC.
The Board of Directors recommends that you vote FOR the following director nominees:

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Paul D. Davis	☐	☐	☐

	1b. Daniel W. O'Connor	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

2.	Approve the amendment and restatement of the Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan.				☐	☐	☐

3.	Ratify appointment of KPMG LLP as independent registered public accounting firm.				☐	☐	☐

NOTE: THE PROXIES SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

M14831-P78904

COINSTAR, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 2, 2009
The undersigned hereby appoints Deborah L. Bevier and Donald R. Rench, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Coinstar, Inc. held of record by the undersigned on April 13, 2009, at the Annual Meeting of Stockholders of Coinstar, Inc. to be held at Coinstar’s corporate offices located at 1800 114th Avenue S.E., Bellevue, Washington 98004 on Tuesday, June 2, 2009 at 10:00 a.m. local time, and at any and all postponements, continuations, and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting including matters incidental to the conduct of the meeting.
IMPORTANT – PLEASE DATE AND SIGN ON THE OTHER SIDE.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ALL PROPOSALS REFERRED TO ON THE REVERSE SIDE.
Continued and to be signed on the reverse side